Exhibit 10.1

VERDERA ENERGY CORP.

-and-

ENCORE ENERGY CORP.

- and –

NM ENERGY HOLDING CANADA CORP.

SHARE PURCHASE AGREEMENT

March 17, 2025

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1

1.01	Defined Terms	1
1.02	Interpretation	6
1.03	Accounting Terms	7
1.04	Knowledge	7
1.05	Incorporation of Schedules and Exhibits	7

ARTICLE 2 PURCHASED INTERESTS AND PURCHASE PRICE		8

2.01	Purchase and Sale	8
2.02	Consideration	8
2.03	Consideration Shares	8
2.04	Going Public Condition Subsequent	10
2.05	Consideration Share Distribution and Standstill	10
2.06	Royalty and Buyback Right	13
2.07	Tax Election	14
2.08	Grant of Participation Right	14

ARTICLE 3 REPRESENTATIONS AND WARRANTIES REGARDING THE CORPORATION AND NME TEXAS		16

3.01	Due Incorporation, Existence and Corporate Power	16
3.02	Qualification	16
3.03	Authorized Capital	16
3.04	Options, etc.	16
3.05	Valid Issuance of Corporation Shares	17
3.06	Validity of Agreement	17
3.07	Restrictive Documents	17
3.08	Mining Claims and Leases	17
3.09	Corporation Contracts	18
3.10	Authorizations	18
3.11	Compliance with Laws	18
3.12	Environmental Compliance	18
3.13	Consents, etc.	18
3.14	Taxes	18
3.15	Options Regarding Assets	19
3.16	Employees and Management and Consulting Agreements	19
3.17	Subsidiaries and Investments	19
3.18	Financial Statements	19
3.19	Litigation	19
3.20	Corporate Records	19
3.21	Books and Records	20
3.22	Liabilities	20
3.23	Broker’s or Finder’s Fee	20

ARTICLE 4 - ADDITIONAL REPRESENTATIONS AND WARRANTIES REGARDING THE VENDOR		20

4.01	Title to Corporation Shares	20
4.02	Due Incorporation, Existence and Corporate Power	20
4.03	Options, etc.	21
4.03	Validity of Agreement	21
4.04	Restrictive Documents	21
4.05	Consents, etc.	21
4.06	Litigation	21

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		22

5.01	Due Incorporation, Existence and Corporate Power	22
5.02	Qualification	22
5.03	Authorized Capital of the Purchaser	22
5.04	Validity of Agreement	22
5.05	Restrictive Documents	23
5.06	Title to Assets	23
5.07	Compliance with Laws	23
5.08	Authorizations	23
5.09	Consents, etc.	23
5.10	Taxes	23
5.11	No Options Regarding Assets or Property	24
5.12	Real Property	24
5.13	Litigation	24
5.14	Books and Records	24
5.15	Corporate Records	24

ARTICLE 6 COVENANTS OF THE PARTIES		24

6.01	Restrictive Covenants of the Corporation	24
6.02	Positive Covenants of the Corporation	25
6.03	Restrictive Covenants of the Purchaser	27
6.04	Positive Covenants of the Purchaser	27

ARTICLE 7 - CONDITIONS OF CLOSING		30

7.01	Mutual Conditions Precedent	30
7.02	Conditions for the Benefit of the Purchaser	30
7.03	Conditions for the Benefit of the Vendor	32

ARTICLE 8 - CLOSING		33

8.01	Closing Procedures	33

ARTICLE 9 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES		33

9.01	Survival of Representations and Warranties	33

ARTICLE 10 - POST-CLOSING COVENANTS		33

10.01	Further Assurances	33

ARTICLE 11 - ARBITRATION		33

11.01	Reasonable Efforts to Settle Disputes	33
11.02	Arbitration	34

ARTICLE 12 - TERMINATION AND MISCELLANEOUS		35

12.01	Termination	35
12.02	Notices	36
12.03	Confidentiality	36
12.04	No Personal Liability	37
12.05	Entire Agreement	37
12.06	Expenses	37
12.07	Time of the Essence	38
12.08	Third Party Beneficiaries	38
12.09	Enurement	38
12.10	Waiver	38
12.11	Governing Law	38
12.12	Severability	38
12.13	Assignment	38
12.14	Further Assurances	38

12.15	Counterparts and Electronic Signatures	38

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated as of the 17th day of March, 2025.

AMONG:

VERDERA ENERGY CORP., a company existing under the laws of the Province of British Columbia

(the “Purchaser”)

AND:

ENCORE ENERGY CORP., a company existing under the laws of the Province of British Columbia

(the “Vendor”)

AND:

NM ENERGY HOLDING CANADA CORP., a company existing under the laws of the Province of British Columbia

(the “Corporation” and together with the Purchaser and the Vendor, the “Parties”, and each a “Party”)

WHEREAS:

A.	The Corporation is a wholly-owned subsidiary of the Vendor and holds 100% of the issued and outstanding shares of NME Texas (as hereinafter defined).

B.	NME Texas holds the Assets (as hereinafter defined).

C.

The Purchaser, the Vendor and the Corporation wish to enter into this Agreement in respect of the purchase by the Purchaser and the sale by the Vendor of all of the issued and outstanding shares in the capital of the Corporation.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and mutual agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each of the Parties), the Parties hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.01	Defined Terms

As used in this Agreement, and in addition to terms defined elsewhere herein, the following terms have the following meanings:

“affiliate” has the meaning as set out in the Securities Act (British Columbia).

“Anti-Corruption Laws” means, collectively, with respect to any Person, anti-corruption or anti-bribery laws of all jurisdictions applicable to such Person, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority to which such Person is subject, including the Corruption of Foreign Public Officials Act (Canada) and the United States Foreign Corrupt Practices Act of 1977.

“Applicable Laws” means: (a) any domestic or foreign statute, law (including common and civil law), code, ordinance, rule, regulation, restriction or bylaw; (b) any judgment, order, ruling, decision, writ, decree, injunction or award of any Governmental Authority, statutory body or self-regulatory authority (including the Exchange or other applicable stock exchange); and (c) any policies, rules, and regulations of the securities regulatory authorities, the Exchange, or other applicable stock exchange; to the extent that the same is legally binding on the Person referred to in the context in which the term is used, and for greater certainty, includes, without limitation, Anti-Corruption Laws and Environmental Laws.

“Assets” means: (a) the Properties, including all underlying Mining Claims, Leases, Permits, Easements and Surface Rights; (b) the Database; and (c) all other assets of the Corporation and any affiliate thereof as at the Closing Date.

“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, licence, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, or by-law, rule or regulation of any Governmental Authority, whether or not having the force of law, having jurisdiction over such Person.

“Books and Records” means all technical, business, accounting and financial records, financial statements, financial books and records of account, books, data, reports, files, lists, drawings, plans, logs, briefs, customer and supplier lists, deeds, certificates, contracts, surveys, title opinions or any other documentation and information in any form whatsoever (including written, printed, electronic or computer printout form) relating to a Person and its business.

“Buyback Right” has the meaning set out in Section 2.06 hereof.

“Claim” means any claim of any nature whatsoever, including any demand, liability, obligation, debt, cause of action, suit, Legal Proceeding, judgment, award, assessment, and reassessment.

“Closing” means the completion of the Transaction.

“Closing Date” means the date on which the Closing occurs, which shall be the fifth business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transaction as set out in Article 7, or such other date as the Purchaser and the Vendor may mutually determine.

“Closing Time” means 1:00 p.m. (Vancouver time) on the Closing Date or such other time as the Purchaser and the Vendor may mutually determine.

“Consents” means the consents of contracting parties to any Contract to the change in control of the Corporation and the other transactions contemplated in this Agreement (or as may otherwise be required in order to complete the transactions contemplated by this Agreement), and “Consent” means any one of such Consents.

“Consideration” has the meaning set out in Section 2.02 hereof.

“Consideration Shares” means 50,000,000 non-voting Preferred Shares in the capital of the Purchaser to be issued as consideration for the purchase of the Corporation Shares in accordance with Section 2.02 hereof.

“Contracts” means contracts, licences, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements to which a Party or an affiliate thereof is a party, or by which any of them or their assets are bound, or under which a Party or an affiliate thereof has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied), and includes any quotations, orders, proposals or tenders which remain open for acceptance and warranties and guarantees.

“Corporate Records” means the corporate records of a corporation, including (a) all constating documents including the articles, notice of articles, certificates of formation, operating agreements, member agreements, and any amendments thereto; (b) all minutes of meetings and resolutions of shareholder and directors thereof; and (c) all corporate record books.

“Corporation Financial Statements” means all financial statements of the Corporation (and any carve-out financial information of the Vendor), as applicable, for the periods required pursuant to Applicable Laws, for inclusion in any document or other filing to any applicable regulatory authorities, in connection with the Purchaser’s Going Public Transaction or otherwise.

“Corporation Shares” means all of the issued and outstanding securities in the capital of the Corporation, being 1,000 shares in the common stock of the Corporation with no par value.

“Distribution Registration Statement” has the meaning set out in Section 2.05(a) hereof.

“Database” means technical data and other technical information pertaining to the Properties in the possession of the Corporation and/or its affiliates, including but not necessarily limited to: maps; geological, geochemical and geophysical reports and data; drill logs and other drilling data; reports; surveys; assays; analyses; production reports; and operations, technical, accounting and financial records.

“Environment” means the environment and natural environment as defined in any Environmental Laws and includes indoor air and any living things.

“Environmental Laws” means Applicable Laws relating to the Environment and public health or safety, and includes Applicable Laws relating to any sewer system and to the storage, generation, use, handling, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, reuse, recycling, Release and disposal of Hazardous Substances.

“Exchange” means the TSX Venture Exchange, or such other Canadian stock exchange as may be determined by the Parties.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended.

“Going Public Outside Date” has the meaning set out in Section 2.04(a) hereof.

“Going Public Transaction” means (a) a listing of the common shares of the Purchaser on any Exchange; (b) a business combination of the Purchaser and a company listed on the Exchange, such that the resulting effect is that holders of the common shares in the capital of the Purchaser hold shares in the capital of a reporting and Exchange listed company resulting from such business combination; (c) the assignment or transfer of substantially all of the assets or undertaking of the Purchaser to an existing company listed on any Exchange; or (d) any other transaction which results in the current holders of the common shares in the capital of the Purchaser holding shares of a company listed on the Exchange and, in each case, the simultaneous registration of the common shares of the company listed on the Exchange under Section 12(b) or 12(g) of the Exchange Act.

“Governmental Authority” means (a) any court, judicial body or arbitral body, (b) any domestic or foreign government whether multinational, national, federal, provincial, territorial, state, municipal or local and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatever, (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above, (d) any supranational or regional body such as the World Trade Organization, and (e) any stock exchange (including, without limitation, the Exchange), and (f) any subdivision or authority of any of the foregoing.

“Hazardous Substances” means pollutants, contaminants, wastes of any nature, hazardous substances, hazardous materials, toxic substances, prohibited substances, dangerous substances or dangerous goods as defined, judicially interpreted or identified in any Environmental Laws including asbestos, asbestos-containing materials, polychlorinated biphenyls (PCBs), and mold.

“IFRS” means International Financial Reporting Standards in Canada.

“Leases” means leasehold estates in and to the mineral properties and other leaseholds (and all leasehold estates created thereby) comprising part of the Properties, as more particularly described in Schedule “A”, including the lands covered by the leases, and any fee interests, fee mineral interests carried interests and any ratifications, extensions or amendments of same.

“Legal Proceeding” means any action, suit, claim, litigation, complaint, grievance, application, arbitration, inquiry, investigation, hearing or other civil, criminal, regulatory, or administrative proceeding or other similar proceeding, at law or in equity, before or by any court, agency, commission, tribunal, panel or other judicial, Governmental Authority or administrative body or authority and includes any appeal or review thereof and any application or leave for appeal or review.

“Liabilities” means all costs, expenses (including wages, vacation pay and overtime pay), charges, debts, liabilities, claims, losses, damages, adverse claims, fines, penalties, demands and obligations, assessments or reassessments of any kind or nature (including any deferred or future liability for Taxes), whether primary or secondary, direct or indirect, known or unknown, asserted or unasserted, fixed, contingent or absolute, accrued or unaccrued, matured or unmatured, determined or determinable, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise, voluntarily incurred or otherwise, whenever asserted, and including all costs and expenses relating thereto including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation.

“Lien” means: (a) any encumbrance, mortgage, pledge, hypothec, prior Claim, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom, of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing, (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease), or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

“Material Adverse Effect” means an effect, change, event, occurrence, fact or circumstance that, individually or in the aggregate with another such effect, change, event, occurrence, fact or circumstance, is or would be reasonably expected to be material and adverse to the business, affairs, operations, property, assets (including, without limitation, the Assets), Liabilities, financial condition, financial results, capital or prospects (financial or otherwise) of the Corporation, or which could or could be reasonably expected to prevent, materially delay, or materially impair the ability of the respective Parties to complete the transactions contemplated by this Agreement, except any such effect resulting from or arising in connection with:

(a)	any adoption, implementation, proposal or change in Applicable Laws or any interpretation thereof by any Governmental Authority;

(b)

any change in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in national or global financial or capital markets or in general economic, business, political, regulatory or market conditions;

(c)	any natural disaster; or

(d)	the announcement of this Agreement or any transactions contemplated herein, or otherwise contemplated by or arising as a result of the terms of this Agreement;

provided, however, that with respect to clauses (a), (b) and (c), such matter does not have a materially disproportionate effect on the Corporation, taken as a whole, relative to other comparable companies and entities operating in the industries in which the Corporation operates.

“Material Contracts” means the Contracts to which a Person is a party, including all Contracts, leases of personal property, licenses, undertakings, engagements or commitments of any nature, written or oral, which are material to such Person, including any Contract: (a) the termination of which would have a Material Adverse Effect on such Person; (b) any Contract which would result in payments to or from such Person or its subsidiaries (if any); (c) any agreement or commitment relating to the borrowing of money or to capital expenditures; and (d) any agreement or commitment not entered into in the ordinary course of business.

“material fact” shall have the meaning ascribed to it in the Securities Act (British Columbia).

“Mining Claims” means the unpatented mining claims forming part of the Properties located in New Mexico, as more particularly described in Schedule “A”.

“misrepresentation” shall have the meaning ascribed to it in the Securities Act (British Columbia).

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

“NME Texas” means NM Energy Holding Corp. (Texas), a corporation existing under the laws of Texas and wholly-owned by the Corporation.

“ NME Texas Shares” means all of the issued and outstanding securities in the capital of the NME Texas, being 100 shares in the common stock of NME Texas with a par value of US$0.01.

“NSR Royalty” has the meaning set forth in Section 2.02(c) hereof.

“Permits, Easements and Surface Rights” means all Authorizations and all other permits, licenses, servitudes, easements, surface leases, surface use agreements, surface fee tracts, rights-of-way, and any similar rights, obligations and interests used in connection with the ownership and/or operation of any Properties, or otherwise used in connection with the Corporation’s business.

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

“Preferred Shares” means a class of non-voting preferred shares in the capital of the Purchaser, the proposed terms of such share class which are further detailed in Schedule “B”;

“Properties” means the Mining Claims, Leases, and related assets and rights currently held by the Corporation which together comprise the Crownpoint, Hosta Butte, Nose Rock, West Largo, and Ambrosia Lake – Treeline uranium projects located in New Mexico, as more particularly described in Schedule “A”.

“Release” has the meaning prescribed in any Environmental Laws and includes any release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction, whether accidental or intentional.

“Remaining Shares” has the meaning set out in Section 2.03(b).

“Resulting Issuer” means the resulting issuer listed on an Exchange as a result of the completion of the Going Public Transaction.

“Resulting Issuer Shares” means the common shares of the Resulting Issuer.

“Royalty” has the meaning set out in Section 2.02(c) hereof.

“Royalty Agreement” has the meaning set out in Section 2.02(c) hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 85 Election” has the meaning set out in Section 2.07 hereof.

“Section 85 Election Form” has the meaning set out in Section 2.07 hereof.

“Section 85 Election Information” has the meaning set out in Section 2.07 hereof.

“Section 85 Election Period” has the meaning set out in Section 2.07 hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Tax Act” means the Income Tax Act (Canada).

“Taxes” includes any taxes, duties, fees, premiums, assessments, imposts, levies, warrants and other charges of any kind whatsoever imposed by any Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all license, franchise and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions.

“Transaction” means the purchase and sale of all of the Corporation Shares, in accordance with the terms and conditions of this Agreement.

“Uranium” means uranium in any natural or processed form, including yellowcake.

“Uranium Royalty” has the meaning set forth in Section 2.02(c) hereof.

“US GAAP” means generally accepted accounting principles in the United States of America.

“Vendor Provided Information” has the meaning set out in Section 2.05(c) hereof.

1.02	Interpretation

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

(a)

the division of this Agreement into articles, sections and other subdivisions and the use of headings are for convenience only and are not intended to define, interpret or limit the scope, extent or intent of this Agreement;

(b)	all references to “this Agreement” refer to this share purchase agreement and all schedules and instruments in amendment or confirmation of it;

(c)	all references in this Agreement to “articles”, “sections” and other subdivisions are to the designated articles, sections or other subdivisions or schedules of this Agreement;

(d)

the words “hereof”, “hereto”, “herein”, “hereby”, “herewith” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision;

(e)	the word “or” is not exclusive and the word “including” is not limiting (whether or not non-limiting language is used with reference thereto);

(f)	the words “written” or “in writing” include printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception including facsimile or email;

(g)

a “day” shall refer to a calendar day, and references to a “business day” shall refer to days other than a Saturday, Sunday, or statutory holiday in Vancouver, British Columbia; in calculating all time periods the first day of a period is not included and the last day is included, and if a date is or a time period ends on a day which is not a business day, such date shall be extended and the time period shall be deemed to expire on the next business day;

(h)	all references to “US$” or “dollars” in this Agreement refer to United States dollars, and all references to “C$” refer to Canadian dollars, unless otherwise expressly specified;

(i)

any reference to a statute is a reference to the applicable statute and to any regulations made pursuant thereto and includes all amendments made thereto and in force from time to time and any statute or regulation that has the effect of supplementing or superseding such statute or regulation;

(j)

words importing individuals include bodies corporate and other artificial entities, and vice versa; words importing gender include the other gender; words importing one form of body corporate or artificial entity include all other forms of bodies corporate or artificial entities; and words importing the singular includes the plural, and vice versa; and

(k)

the rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the construction or interpretation of any of the terms and conditions of this Agreement.

1.03	Accounting Terms

All accounting terms not specifically defined in this Agreement shall be construed in accordance with U.S. GAAP unless otherwise indicated.

1.04	Knowledge

The expression “to the best of the knowledge” of a Party and similar phrases shall mean to the knowledge of the President and Chief Executive Officer and the Chief Financial Officer of the Party, or such director or other person performing a similar function, after reasonable inquiry, and shall not imply or carry any personal liability to either.

1.05	Incorporation of Schedules and Exhibits

The following are the schedules attached to and incorporated in this Agreement:

Schedule “A”    -   Mining Claims and Leases

Schedule “B”   -   Preferred Share Terms

Schedule “C”   -   Registration Rights Agreement

ARTICLE 2

PURCHASED INTERESTS AND PURCHASE PRICE

2.01	Purchase and Sale

Subject to the terms and conditions hereof, the Vendor hereby agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor, at the Closing Time, the Corporation Shares.

2.02	Consideration

In consideration for the purchase of the Corporation Shares, the Purchaser shall do the following:

(a)

concurrent with the execution of this Agreement, pay the Vendor a non-refundable cash payment of US$350,000, as reimbursement of the Vendor’s approximate costs and expenses associated with the Properties, the Corporation, and the Transaction;

(b)

at the Closing Time, issue to the Vendor an aggregate of 50,000,000 non-voting Preferred Shares (the “Consideration Shares”) with an approximate price per Consideration Share of C$0.20, for aggregate value of C$10,000,000, of which US$262,000 will be allocated to the purchase of the Database, and the balance will be allocated to the purchase of the Properties; and

(c)

at the Closing Time, grant the Vendor a 2% net proceeds royalty on Uranium (the “Uranium Royalty”) and a 2% net smelter returns royalty on all other minerals (the “NSR Royalty”, and collectively with the Uranium Royalty the “Royalty”), on the sale or use of such Uranium or other minerals mined, produced or otherwise derived from the Properties, subject to the Buyback Right in Section 2.06, and in accordance with the terms of the royalty agreement (“Royalty Agreement”) to be entered into between the Vendor and Purchaser within 60 days of the Closing Date, which Royalty Agreement shall incorporate the general terms set out in this Section 2.02(c) and Section 2.06 herein.

(collectively, the “Consideration”).

2.03	Consideration Shares

The Parties agree that the Consideration Shares will be subject to the following:

(a)

concurrent with completion of the Going Public Transaction, 15,000,000 of the Consideration Shares (being 30% of the aggregate Consideration Shares) will automatically convert into Resulting Issuer Shares;

(b)

the balance of 35,000,000 of the Consideration Shares (being 70% of the aggregate Consideration Shares) (the “Remaining Shares”) will remain as non-voting Preferred Shares of the Purchaser or the Resulting Issuer on closing of the Going Public Transaction, and the Vendor shall have the option to elect to convert such shares into Resulting Issuer Shares either:

(i)	in connection with the Vendor’s distribution of Resulting Issuer Shares to its shareholders in accordance with Section 2.05; or

(ii)

at any other time, which option shall be exercised by the Vendor providing the Resulting Issuer written notice, in which event the Remaining Shares shall convert to Resulting Issuer Shares on that date which is 61 days after delivery of such written notice to the Resulting Issuer;

(c)

all Consideration Shares (or Resulting Issuer preferred shares issued in exchange therefore) will convert into common shares of Purchaser (or Resulting Issuer Shares as applicable) at the option of the Vendor, if any of the following occur, without the prior written consent of the Vendor:

(i)

other than the Going Public Transaction, the Purchaser or Resulting Issuer, as applicable, solicits, negotiates, initiates, knowingly encourages, cooperates with or facilitates (including by way of furnishing any confidential information, any site visit or entering into any form of agreement, arrangement or understanding) the submission, initiation or continuation of any oral or written inquiries or proposals or expressions of interest regarding, constituting or that may reasonably be expected to lead to an asset acquisition or sale offer, property option, joint venture, shareholder proposal, business combination, takeover bid, qualifying transaction, change of control, or any form of similar transaction for securities, material assets or property of the Purchaser or Resulting Issuer, including the Properties;

(ii)	the board of directors of the Purchaser or Resulting Issuer, as applicable, exceeds five (5) directors;

(iii)

the board of directors of the Purchaser or Resulting Issuer, as applicable, includes a director that holds a board or management position with a competitor of the Vendor, and whether a Person is a ‘competitor’ is determined by the sole discretion of the Vendor, acting reasonably;

(iv)

the Purchaser or Resulting Issuer, as applicable, take, or have taken against them, any act or proceeding in connection with the dissolution, liquidation, winding up, bankruptcy, reorganization, compromise or arrangement of the Purchaser or Resulting Issuer, as applicable, including the appointment of a trustee, receiver, manager or other administrator of the Purchaser or Resulting Issuer or any of their material properties or assets; or

(v)

there is a material breach of this Agreement by the Purchaser or Resulting Issuer, as applicable, and such breach is not cured by such Party within five (5) days of the Vendor making the Party aware of the breach;

(d)

in the case of the Going Public Transaction, or any other transaction contemplated by Section 2.03(c)(i), to the extent that (i) a shareholder resolution is required to approve such transaction, it shall be a term of the Preferred Shares that such shares can be voted on the same terms as common shares of the Purchaser or Resulting Issuer Shares (as applicable), and on closing of such transaction, such Preferred Shares will be subject to the same treatment as the common shares of the Purchaser or Resulting Issuer Shares (as applicable), or (ii) a shareholder resolution is not required, then such Going Public Transaction must be consented to by the Vendor in writing prior to the Purchaser proceeding therewith;

(e)

all Consideration Shares will be issued in accordance with the applicable securities laws in Canada and the United States, and will be subject to the restrictions on sale applicable in such jurisdictions. The Vendor acknowledges that the Consideration Shares may be subject to escrow or seed share resale restrictions in accordance with Applicable Laws in connection with the Going Public Transaction. The Vendor agrees to execute and deliver, and, if applicable, agrees to cause any permitted assign to execute and deliver, any agreements, certificates or undertakings which are necessary, in accordance with Applicable Laws, to evidence any required escrow arrangements, along with any other questionnaires or personal information forms required under such Applicable Laws. In addition, the Vendor acknowledges that securities dealers retained by the Purchaser in connection with the Going Public Transaction may require shareholders of the Purchaser to enter into contractual lock-up agreements as provided for in underwriting or agency agreements entered into by the Purchaser with such dealers, and the Vendor agrees to complete and execute all customary lock-up agreements (not to exceed 180 days) and other customary documents as may be reasonably required under the terms of such underwriting or agency arrangements; provided, however, that the distribution contemplated by Section 2.05 and sales of Consideration Shares by the Vendor to cover corresponding costs and taxes will be excluded from any such lock-up agreement or similar restriction.

2.04	Going Public Condition Subsequent

(a)

The Purchaser covenants and agrees to, following the execution of this Agreement, use reasonable efforts to complete the Going Public Transaction and concurrent listing of the Resulting Issuer Shares on the Exchange and registration of such common shares under Section 12(b) or 12(g) of the Exchange Act, in accordance with this Agreement including but not limited to Section 2.03(d), no later than December 10, 2025 (which date may be extended by mutual agreement of the Parties, acting reasonably, up to January 31, 2026) (the “Going Public Outside Date”). The condition subsequent in this Section 2.04(a) is for the exclusive benefit of the Vendor and may be waived by the Vendor in its sole discretion.

(b)

In the event that the condition subsequent in Section 2.04(a) is not satisfied or waived by the Going Public Outside Date, or Section 2.03(d)(ii) is not complied with then the Vendor will have the right to acquire all of the Corporation Shares and the Database from the Purchaser in exchange for the Vendor transferring all of the Consideration Shares received by the Vendor to the Purchaser, upon which each Royalty will be deemed cancelled.

(c)

The Vendor may exercise its right pursuant to Section 2.04(b), by delivering a written notice to the Purchaser, within 30 days following the failure of the satisfaction or waiver of the condition subsequent in Section 2.04(a) or failure of compliance with Section 2.03(d)(ii). On the Purchaser’s receipt of the Vendor’s written notice, the Purchaser will, within 10 business days thereafter, transfer and deliver the Corporation Shares to the Vendor and return the Database (including any relevant additional data and technical information obtained by the Purchaser) and all corporate records and books of the Corporation and technical information on the Properties. On delivery of the Vendor’s written notice to the Purchaser, the Vendor will within 10 business days thereafter transfer and deliver the Consideration Shares to the Purchaser. The deliveries contemplated herein may be satisfied by delivery of the thereof in escrow with a law firm or trust company pending the other Party’s delivery of the applicable share transfer documents and shares on the condition that such deliveries will be released to the receiving Party upon such party complying with this Section 2.04(c). Upon the transfers and deliveries contemplated in this paragraph being completed, this Agreement will terminate without further obligation of any Party, other than matters set out in this Section 2.04 and other matters that survive termination, as set out in Section 12.01.

2.05	Consideration Share Distribution and Standstill

(a)

Subject to Section 2.04, immediately following the completion of the Going Public Transaction, the Vendor intends to distribute 70% of the Consideration Shares (or Resulting Issuer Shares issued in exchange therefore) to the Vendor’s shareholders by way of stock dividend or other distribution. In connection therewith, the Purchaser agrees that prior to the completion of the Going Public Transaction, it, or the Resulting Issuer, will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Consideration Shares (the “Distribution Registration Statement”), and it shall use its commercially reasonable efforts to have the Distribution Registration Statement declared effective within three (3) business days after the completion of the Going Public Transaction. The Distribution Registration Statement will comply as to form and substance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. The Vendor and its counsel will be given reasonable opportunity to review, comment on and approve in writing each of the preliminary and final Distribution Registration Statement and any amendment or supplement thereto prior to its filing with the SEC (to which comments reasonable and good faith consideration shall be given by the Purchaser). The Purchaser agrees to cause such Distribution Registration Statement to remain effective until the earliest of (i) the third anniversary of the completion of the Going Public Transaction or (ii) the date on which the Vendor ceases to hold any Consideration Shares. Prior to such date, the Purchaser will immediately notify the Vendor of (A) any request by the SEC for amendments or supplements to any Distribution Registration Statement or the prospectus included therein or for additional information, (B) the issuance by the SEC of any stop order suspending the effectiveness of the Distribution Registration Statement or the initiation of any proceedings for such purpose, (C) of the receipt by the Purchaser of any notification with respect to the suspension of the qualification of the Consideration Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (D) the occurrence of any event that requires the making of any changes in the Distribution Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. In the event of any of the foregoing, the Purchaser shall use its commercially reasonable efforts to prepare as soon as reasonably practicable a post-effective amendment to such registration statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Consideration Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Further, the Purchaser shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Distribution Registration Statement as soon as reasonably practicable.

(b)

The Purchaser will cooperate with any due diligence review conducted by the Vendor or its respective agents, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Purchaser’s principal officers, as the Vendor may reasonably request. In connection with the effectiveness of the Distribution Registration Statement, the Purchaser shall or shall cause the Resulting Issuer to, as applicable, provide the Vendor with representation letters, opinions of counsel (including a 10b5-1 letter) and comfort letter of auditors customary in a U.S. underwritten equity offering.

(c)

The Vendor agrees to promptly furnish to the Purchaser in writing such information regarding the Vendor, the securities held by the Vendor and the intended method of disposition of such Remaining Shares, as shall be reasonably requested by the Purchaser to effect the registration of such Remaining Shares (such information, the “Vendor Provided Information”).

(d)

The Purchaser agrees to indemnify and hold harmless the Vendor, its affiliates and their respective directors, officers and employees against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of, or in connection with any investigation, defences or proceeding commenced or threatened, or any claim whatsoever based upon, any untrue statement or alleged untrue statement of a material fact contained in the Distribution Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any prospectus (or amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising solely out of any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Vendor Provided Information.

(e)

The Vendor agrees that, from the completion of the Going Public Transaction until the earlier of (x) the completion of the distribution of 70% of the Consideration Shares (or Resulting Issuer Shares issued in exchange therefor) to the Vendor’s shareholders as contemplated in this Section 2.04, or (y) as otherwise agreed to in writing between the Vendor and the Purchaser, the Vendor shall be bound by the following provisions with respect to all Consideration Shares, Resulting Issuer Shares, or exchanged Preferred Shares of the Resulting Issuer held or controlled by the Vendor:

(i)	the Vendor shall not:

(A)

acquire, agree to acquire or make any proposal to acquire, directly or indirectly, by purchase or otherwise, additional voting securities, or securities convertible into or exchangeable for voting securities, or direct or indirect rights or options to acquire additional voting securities, in each case, of the Purchaser or Resulting Issuer, without the prior written consent of the Purchaser or Resulting Issuer, as applicable;

(B)

make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote (as such terms are understood under Applicable Laws), or seek to advise or influence any other person with respect to the voting of any voting securities of the Purchaser or Resulting Issuer, as applicable;

(C)	otherwise act, alone or in concert with others, to seek to control or replace the management, board of directors or policies of the Purchaser or Resulting Issuer, as applicable;

(D)

have any discussions or enter into any arrangements, understandings or agreements, whether written or oral, with, or advise, finance, aid, assist, encourage or act in concert with, any other persons in connection with any of the foregoing; or

(E)	make any public announcement with respect to the foregoing or take any action that might require the Purchaser or Resulting Issuer, as applicable, to announce the possibility of any of the foregoing;

(ii)

the Vendor (including, for greater certainty, any affiliate or subsequent holder of such shares) shall vote all such shares based on management’s recommendation at each Purchaser or Resulting Issuer, as applicable, shareholder meeting; and

(iii)

the Vendor (including, for greater certainty, any affiliate or subsequent holder of such shares) shall agree not to sell any such shares without first providing the Purchaser or the Resulting Issuer, as applicable, with a 10 business day first right to placement, after which, the Vendor may sell over the following 30 days, so long as the Vendor does not sell more than 10% of the total daily trading volume of the

Purchaser or the Resulting Issuer shares, as applicable, on its principal exchange on any given day.

2.06	Royalty and Buyback Right

(a)

The Vendor and Purchaser agree that the Royalty Agreement will contain the following terms (without limitation and unless otherwise as agreed between the Vendor and Purchaser), in addition to customary terms and conditions for a royalty agreement of similar nature and purpose:

(i)

in respect of any part of the Properties, if the payment of the Uranium Royalty would, by reason of one or more royalty rights (which includes similar encumbrances functioning as a royalty) existing as of the date of this Agreement, result in the aggregate of all royalties payable in respect of such part of the Properties effectively exceeding a 5% net proceeds royalty on Uranium or a 5% net smelter returns royalty on other minerals, as applicable, then the Uranium Royalty and/or the NSR Royalty, as applicable, shall be reduced such that the total royalties and similar encumbrances on applicable to Uranium and/or other minerals, as applicable, on such part of the Properties do not exceed 5%;

(ii)

in respect of any part of the Properties on which an existing royalty (or similar encumbrance) exists, the Royalty payable in respect of such part of the Properties shall be equal in priority to such existing royalty (or similar encumbrance), unless seniority or subordination of an existing royalty (or similar encumbrance) is mandated by a Governmental Authority;

(iii)

the Royalty shall apply to any mining claim or section acquired, staked, or claimed by the Purchaser or Resulting Issuer following Closing, partially or wholly within a 2 mile radius from the perimeter of the location of any historical or current resource on any part of the Properties (determined pursuant to Section 2.06(b) below), or if a perimeter of an historical resource is not determinable, then a 2 mile radius from the border of the claim or section in which any such historical resource is located;

(iv)

the Vendor shall have the right to sell, assign, transfer or encumber all or part of the Royalty by providing written notice to the Purchaser, including a copy of the agreement by the assignee to be bound by the Royalty Agreement, in respect of, and to the extent applicable to, such sale, assignment, transfer or encumbrance; and

(v)

the Purchaser shall have the right to sell, assign, transfer or encumber all or part of the Properties by providing written notice to the Vendor, including a copy of the agreement by the assignee to be bound by the Royalty Agreement, in respect of such sale, assignment, transfer or encumbrance, provided that the foregoing right shall, prior to the Going Public Transaction, be subject to the Purchaser receiving the prior written consent of the Vendor.

The Parties will act reasonably in settling the form of Royalty Agreement, and will to the extent practicable and not inconsistent with the foregoing terms, seek to use a form that provides similar methods of determining royalty payments as provided in royalty (or similar) agreements existing as at the date hereof in respect of the Properties.

(b)

The Purchaser or Resulting Issuer, if applicable, shall have the option (the “Buyback Right”) to purchase, at its sole discretion and exercisable in whole or in part from time to time following the Going Public Transaction, up to 100% of both the Uranium Royalty and the NSR Royalty by making a single aggregate cash payment to the Vendor. The aggregate cash payment to purchase 100% of both the Uranium Royalty and the NSR

Royalty shall be calculated based on the total historical and/or current resources on the Properties as follows:

(i)	US$6 per acre if there is no historical nor current mineral resource;

(ii)	US$25,000 per 1 million pounds of historical resources;

(iii)	US$40,000 per 1 million pounds of NI 43-101 Inferred resource;

(iv)	US$50,000 per 1 million pounds of NI 43-101 Indicated resource; and

(v)	US$75,000 per 1 million pounds of NI 43-101 Measured resource.

For the purposes of the calculation in this Section 2.06(b), the determination of resources categories as Inferred, Indicated, Measured or historical, if applicable, shall be as set out in the most recent technical report(s) prepared pursuant to NI 43-101 by or for the Purchaser or Resulting Issuer and publicly disclosed . If the Purchaser or Resulting Issuer elects to exercise the Buyback Right for less than 100% of the Uranium Royalty and the NSR Royalty, the buyback price shall be reduced proportionally based on the percentage of the Uranium Royalty and NSR Royalty purchased.

2.07	Tax Election

The Parties agree that the Vendor shall be entitled to make an income tax election pursuant to section 85 of the Income Tax Act (Canada) (the “Tax Act”) and any analogous provision of provincial income tax law (a “Section 85 Election”) with respect to the Transaction by providing the necessary information prescribed by the Tax Act (and, if applicable, any provincial tax statute) (the “Section 85 Election Information”) to the Purchaser within one year following the Closing (the “Section 85 Election Period”). The Purchaser shall, within 90 days after the Section 85 Election Period, and subject to the Section 85 Election Information being substantially correct and complete and substantially complying with requirements imposed under the Tax Act (or applicable provincial income tax law), deliver to the Vendor a signed Section 85 Election in the form prescribed by the Tax Act (and, if applicable, by any provincial statue) (collectively, the “Section 85 Election Form”) for filing by the Vendor with the Canada Revenue Agency (or the applicable provincial tax authority). Provided the Purchaser signs and delivers a Section 85 Election to the Vendor as set out above, neither the Purchaser nor any successor corporation shall be responsible for the proper completion of any Section 85 Election, or for any taxes, interest or penalties resulting from the failure of the Vendor to properly complete or file such election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial legislation).

2.08	Grant of Participation Right

(a)

On and following the Closing and until immediately prior to the completion of the Going Public Transaction, each time the Purchaser proposes to proceed with an additional issue, by private placement or public offering, of:

(i)	any common shares of the Purchaser (“Purchaser Shares”);

(ii)	any option, warrant or other right to subscribe for, purchase or otherwise acquire any Purchaser Shares; or

(iii)	any debt securities convertible into Purchaser Shares,

other than Excluded Issues (as defined below) (the securities being offered herein referred to as the “Offered Securities”), the Purchaser shall offer to the Vendor, subject to applicable securities laws, the right to subscribe for Offered Securities on the same terms and conditions at which the Offered Securities are to be offered to other third parties. More specifically, the Vendor shall be offered that percentage (the “Proportional Percentage”) of the Offered Securities calculated by dividing the aggregate number of Purchaser Shares owned by the Vendor or which could be acquired on conversion of the Consideration Shares owned by the Vendor on the date of an Offer (as defined below) by the number of Purchaser Shares which are issued and outstanding on the date of the Offer (the “Participation Right”) assuming conversion o the Consideration Shares owned by the Vendor.

“Excluded Issues” shall mean the following issues of securities of the Purchaser: (i) the grant or exercise of equity incentives and other similar issuances in the nature of compensation pursuant to an approved equity incentive plan of the Purchaser; (ii) the exercise of options, warrants or other rights to subscribe for, purchase or otherwise acquire any Purchaser Shares, which options, warrants or other rights are outstanding as at the date hereof; (iii) the fulfillment of contractual obligations of the Purchaser existing as at the date hereof; or (iv) the issuance of securities in connection with arm’s length acquisitions of non- cash assets, including as property option payments.

(b)	Each offer set forth above (an “Offer”) shall be made in writing and shall specify:

(i)	the proposed terms and conditions relating to the Offered Securities, including but not limited to the price thereof;

(ii)	the proposed aggregate number of the Offered Securities;

(iii)	the proposed date on which the issuance of the Offered Securities is to be completed; and

(iv)	the number of then outstanding Purchaser Shares.

For greater certainty, the delivery to the Vendor of a form of subscription agreement for the Offered Securities shall constitute an Offer for the purposes of this section. Promptly on receipt of an Offer, the Vendor shall confirm receipt of the Offer and advise of the number of Purchaser Shares that the Vendor owns as of the date of the Offer. The Purchaser will deliver an Offer to the Vendor not less than ten (10) business days before the date on which the issuance of the Offered Securities is to be completed.

(c)

If the Vendor wishes to subscribe for up to its Proportional Percentage of the Offered Securities it may do so by (i) giving notice in writing of the exercise of the Participation Right to the Purchaser (and thereafter returning any other signed documentation provided by the Purchaser relating to the Offer) or (ii) executing and delivering a completed subscription agreement substantially in the form provided and, in either case, specifying the number of Offered Securities it desires to purchase up to its Proportional Percentage of the Offered Securities. If the Vendor desires to purchase a number of Offered Securities in excess of its Proportionate Percentage, the sale to the Vendor of such additional Offered Securities will be at the sole discretion of the Purchaser.

(d)

If an Offer is not accepted by the Vendor in writing on or before the close of business on the date which is the fifth business day immediately after delivery to the Vendor of the Offer, the Vendor will be deemed to have declined to exercise the Participation Right in respect of the Offered Securities set out in such Offer, and the Purchaser may offer such Offered Securities to any person provided that the terms of purchase for the Offered Securities, including but not limited to price, will not be more favourable to that person than that contained in the Offer delivered to the Vendor.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

REGARDING THE CORPORATION AND NME TEXAS

Each of the Vendor and the Corporation jointly and severally represents and warrants as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Corporation Shares:

3.01	Due Incorporation, Existence and Corporate Power

The Corporation is a corporation duly incorporated, validly existing and in good standing under Applicable Laws of the Province of British Columbia. The Corporation has all necessary corporate power and authority to own or lease its properties and assets (including, without limitation, the NME Texas Shares), to carry on its business as presently being conducted by it, to enter into this Agreement and the other agreements or instruments to which it is or is to become a party pursuant to the terms hereof and to perform its obligations hereunder and thereunder. The Corporation is not a reporting issuer or equivalent under applicable securities legislation and there is not a published market for any securities of the Corporation. The Corporation is not insolvent under Applicable Laws and is able to pay its debts as they fall due. NME Texas is a corporation duly incorporated, validly existing and in good standing under Applicable Laws of the State of Texas. NME Texas has all necessary corporate power and authority to own or lease its properties and assets (including, without limitation, the Assets), and to carry on its business as presently being conducted by it. NME Texas is not insolvent under Applicable Laws and is able to pay its debts as they fall due.

3.02	Qualification

The Corporation is duly qualified, licensed or registered to carry on its business as presently being conducted in all jurisdictions in which the nature of the business conducted by it or the property or assets (including, without limitation, the NME Texas Shares) owned or leased by it makes such qualification, licensing or registration necessary. NME Texas is duly qualified, licensed or registered to carry on its business as presently being conducted in all jurisdictions in which the nature of the business conducted by it or the property or assets (including, without limitation, the Assets) owned or leased by it makes such qualification, licensing or registration necessary.

3.03	Authorized Capital

The Corporation does not have a fixed minimum or maximum number of common shares issuable. The Corporation Shares will, at the Closing Time, constitute all of the issued and outstanding securities in the capital of the Corporation.

3.04	Options, etc.

Except for the Purchaser’s right hereunder, no Person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege issued or granted by the Corporation (whether by Applicable Laws, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement: (a) for the purchase from the Vendor of any of the Corporation Shares; (b) for the purchase from the Corporation of any of the NME Texas Shares; or (c) for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Corporation or NME Texas or of any other securities of the Corporation or NME Texas.

3.05	Valid Issuance of Corporation Shares

All issued Corporation Shares are, and will be at the Closing Time, duly issued and outstanding as validly issued, fully paid and non-assessable. The Corporation Shares were not issued in violation of the terms of any agreement or other understanding to which the Corporation is or was a party, and were issued in compliance with all Applicable Laws. As of the date hereof, all Corporation Shares are registered in the name of the Vendor and all NME Texas Shares are registered in the name of the Corporation.

3.06	Validity of Agreement

(a)

The execution, delivery and performance by the Corporation of this Agreement and the execution, delivery and performance by the Corporation of or under any other agreements or instruments to which it is or is to become a party pursuant to the terms hereof, and the consummation of the transactions contemplated hereunder and thereunder:

(i)	have been duly authorized by all necessary corporate action on the part of the Corporation; and

(ii)

do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under: (A) any charter, by-law or trust deed instruments of the Corporation, as applicable, (B) any Authorization (including, without limitation, the Permits, Easements and Surface Rights); (C) any Mining Claim, Lease or Contract, (D) any Applicable Laws, or (E) any judgment, decree or order binding the Corporation or its property or assets (including, without limitation, the Assets).

(b)

This Agreement has been, and each additional agreement or instrument required to be delivered pursuant to this Agreement will be at the Closing Time, duly authorized, executed and delivered by the Corporation and each is or will be at the Closing Time, a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

3.07	Restrictive Documents

The Corporation is not subject to, or a party to, any charter, by-law or trust deed restriction, any Applicable Laws, any Claim, any contract or instrument, any Lien or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or compliance by the Corporation with the terms, conditions and provisions hereof or the continued operation of its business after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of the Purchaser to acquire any of the Corporation Shares.

3.08	Mining Claims and Leases

Schedule “A” sets forth a full, accurate and complete list of all of the Mining Claims and Leases that NME Texas will hold or has applied for by the Closing Date. As at the Closing Date, the Corporation, through NME Texas, will have good and marketable title to and legal and beneficial ownership of such Mining Claims and Leases, free and clear of all Liens. Each of the Mining Claims and Leases is a valid, binding and enforceable obligation of the parties thereto, is in full force and effect according to its terms, and has not been released, cancelled or terminated. As at the Closing Date, NME Texas, the Corporation, and the Vendor will be in compliance in all material respects with respect to the Mining Claims and Leases. NME Texas, the Corporation, and the Vendor will have made all filings and paid all staking fees, initial claim filing fees, rentals, assessments payments and other fees necessary to maintain the Mining Claims and Leases in good standing as at the Closing Date. The Mining Claims and Leases are sufficient for the purposes of investigating, prospecting, exploring (by geophysical and other methods), drilling and operating for Uranium.

3.09	Corporation Contracts

Other than the Mining Claims and Leases, there are no Contracts to which the Corporation or NME Texas is a party or by which the Corporation, NME Texas, or the Assets are bound, nor under which the Corporation or NME Texas has, or will have, any liability or contingent liability.

3.10	Authorizations

As at the Closing Date, the Corporation will own, hold, possess or lawfully use in the operation of its business, through NME Texas where applicable, all Authorizations (including, without limitation, all Permits, Easements and Surface Rights) which are necessary for the conduct of its business as presently or previously conducted or for the ownership and use of its assets and property (including, without limitation, the Assets), free and clear of all Liens, and in compliance with all Applicable Laws. None of NME Texas, the Corporation, the Vendor, nor any affiliate thereof is in default, nor received any notice of any default, with respect to any such Authorizations (including, without limitation, all Permits, Easements and Surface Rights). All such Authorizations (including, without limitation, all Permits, Easements and Surface Rights) are renewable by their terms or in the ordinary course of business without the need for the Corporation to comply with any special qualification or procedures or to pay any amounts other than routine filing fees. None of such Authorizations (including, without limitation, all Permits, Easements and Surface Rights) will be adversely affected by the consummation of the transactions contemplated herein.

3.11	Compliance with Laws

Each of NME Texas, the Corporation, and the Vendor is conducting, and has conducted since incorporation, its business in compliance with all Applicable Laws of each jurisdiction in which its business is carried on. Without limiting the generality of the foregoing, during the period of NME Texas, the Corporation, and the Vendor’s operation and/or ownership of the Assets, and to the best of the Vendor’s knowledge, during the period any other Person has operated and/or owned the Assets, the Assets have been operated in accordance with all Applicable Laws in all material respects. None of NME Texas, the Corporation, the Vendor nor any affiliate thereof has been notified by any Governmental Authority of any investigation with respect to it or the Assets that is pending or threatened, nor has any Governmental Authority notified NME Texas, the Corporation, the Vendor, nor any affiliate thereof of such Governmental Authority’s intention to commence or to conduct any investigation that would be reasonably likely to have a Material Adverse Effect on the Corporation, the Vendor, or the Assets.

3.12	Environmental Compliance

There is no Environmental Liability, nor factors likely to give rise to any Environmental Liability, affecting any of the properties, assets or rights (including, without limitation, the Assets) of NME Texas that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on NME Texas, the Corporation, or the Assets and none of NME Texas, the Corporation, the Vendor, nor any affiliate thereof, and to the best of the Vendor’s knowledge any other Person that has operated and/or owned the Assets, has violated or infringed any Environmental Law now in effect or any then current Environmental Law as applied at that time.

3.13	Consents, etc.

No Consent, approval, order or Authorization of, or registration or declaration with, any Person (including any applicable Governmental Authority with jurisdiction over NME Texas, the Corporation and/or the Assets), is required to be obtained by the Corporation or the Vendor in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

3.14	Taxes

All Taxes due and payable by NME Texas and the Corporation have been paid. All tax returns, declarations, remittances and filings required to be filed by NME Texas and the Corporation have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted. To the best of the knowledge of the Vendor, no examination of any tax return of NME Texas or the Corporation is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by NME Texas or the Corporation.

3.15	Options Regarding Assets

No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, option, understanding or commitment to purchase or otherwise acquire, directly or indirectly, any interest in NME Texas or the Corporation’s assets or property (including, without limitation, the Assets) and there are no actual, alleged or, to the best of the knowledge of the Vendor, potential or future adverse Claims, challenges, suits, actions, prosecutions, investigations or proceedings against or to, the ownership of, or title to, the Assets, nor is there any basis for any of the foregoing; and there are no Claims in progress, pending, or to the best of the knowledge of the Vendor, threatened, that could result in the variation, revocation, cancellation or suspension of (including, without limitation, ownership of, or title to) any Assets.

3.16	Employees and Management and Consulting Agreements

Neither NME Texas nor the Corporation have any employees, and neither of NME Texas or the Corporation is a party to any employment, management or consulting agreement of any kind whatsoever.

3.17	Subsidiaries and Investments

NME Texas has, and at the Time of the Closing will have, no subsidiaries. The Corporation’s only subsidiary is NME Texas.

3.18	Financial Statements

The Corporation has not maintained any separate Corporation Financial Statements. Financial information on NME Texas and the Corporation has been provided to the Purchaser as at the date hereof, and there has been no Material Adverse Effect to such financial information of NME Texas nor the Corporation since the date thereof, and the business of NME Texas and the Corporation will have been carried on in the usual and ordinary course consistent with past practice since the date thereof.

3.19	Litigation

There is no Claim, action, suit or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before (or to the best knowledge of the Vendor, any investigation by) any Governmental Authority pending, or, to the best of the knowledge of the Vendor, threatened against or affecting the Assets, NME Texas, the Corporation or the Vendor. None of the Assets, NME Texas, the Corporation, nor the Vendor is subject to any judgment, order or decree entered in any lawsuit or proceeding.

3.20	Corporate Records

The Corporate Records of NME Texas and the Corporation are complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all Applicable Laws and with the organizational documents of NME Texas and the Corporation, and without limiting the generality of the foregoing: (i) the respective record books of NME Texas and the Corporation contain complete and accurate records of each company since the incorporation thereof; (ii) the record books contain all written resolutions passed by the directors and shareholders of

NME Texas and the Corporation and all such resolutions were duly passed; (iii) the documents evidencing the NME Texas Shares and Corporation Shares and any transfers thereof are complete and accurate, and all such transfers have been duly completed and approved; and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers of NME Texas and the Corporation were duly elected or appointed, as the case may be.

3.21	Books and Records

All Books and Records of both NME Texas and the Corporation have been fully, properly and accurately kept and, where required, completed in accordance with US GAAP or IFRS, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

3.22	Liabilities

Neither NME Texas nor the Corporation has guaranteed or is otherwise liable for the indemnification, assumption, endorsement or like commitment with respect to the Liabilities (contingent or otherwise) of any other Person. NME Texas and the Corporation do not have any Liabilities whether absolute, accrued, contingent or otherwise, and neither NME Texas nor the Corporation (a) will incur any additional Liabilities whether absolute, accrued, contingent or otherwise, without the prior written approval of the Purchaser; nor will either (b) on the Closing Date, have any Liabilities whether absolute, accrued, contingent or otherwise, owing to the Vendor.

3.23	Broker’s or Finder’s Fee

The Corporation has not authorized any Person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on the Purchaser or the Corporation.

ARTICLE 4 -

ADDITIONAL REPRESENTATIONS AND WARRANTIES REGARDING THE VENDOR

The Vendor represents and warrants to the Purchaser as follows, and confirms that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Corporation Shares:

4.01	Title to Corporation Shares

The Corporation Shares are, and as at the Closing Time will be, owned by the Vendor as the registered and beneficial owner thereof with a good title thereto, free and clear of all Liens. The Vendor has the right, power, capacity and authority to enter into this Agreement and to sell the Corporation Shares contemplated herein. All rights and powers to vote the Corporation Shares are held exclusively by the Vendor. The Corporation Shares held by the Vendor are validly issued, fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding and were issued in compliance with all Applicable Laws. The delivery of the Corporation Shares by the Vendor to the Purchaser pursuant to the provisions hereof will transfer to the Purchaser valid title thereto of such Corporation Shares, free and clear of all Liens.

4.02	Due Incorporation, Existence and Corporate Power

The Vendor is duly organized and validly existing and in good standing under the Applicable Laws of its jurisdiction of organization and has all necessary corporate power and authority to enter into this Agreement and any other agreement to which it is or is to become a party pursuant to the terms hereof and to perform its obligations hereunder and thereunder. The Vendor is not insolvent under Applicable Laws and is able to pay its debts as they fall due.

4.03	Options, etc.

Except for the Purchaser’s rights hereunder, no Person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by Applicable Laws, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase from the Vendor of any of the Corporation Shares.

4.04	Validity of Agreement

(a)

The execution, delivery and performance by the Vendor of this Agreement and the execution, delivery and performance by the Vendor of or under any other agreements or instruments to which it is or is to become a party pursuant to the terms hereof, and the consummation of the transactions contemplated hereunder and thereunder:

(i)	has been duly authorized by all necessary corporate action on the part of the Vendor; and

(ii)

do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under: (A) any charter, by-law or trust deed instruments of the Vendor, (B) any mortgage, note, indenture contract, instrument, lease, license or permit to which the Vendor is a party or by which the Vendor is bound or to which any property or material assets of the Vendor is subject, (C) any Applicable Laws or (D) any judgment, decree or order binding the Vendor or its property or assets.

(b)

This Agreement has been, and each additional agreement or instrument required to be delivered pursuant to this Agreement will be at the Closing Time, duly authorized, executed and delivered by the Vendor and each is or will be at the Closing Time, a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms.

4.05	Restrictive Documents

The Vendor is not subject to, or a party to, any charter, by-law or trust deed restriction, any Applicable Laws, any Claim, any contract or instrument, any Lien, or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement, or compliance by the Vendor with the terms, conditions and provisions hereof, or the continued operation of the Assets or the Corporation’s business after the date hereof or the Closing Date on substantially the same basis as heretofore operated, or which would restrict the ability of the Purchaser to acquire any of the Corporation Shares from the Vendor.

4.06	Consents, etc.

No Consent, approval, order or Authorization of, or registration or declaration with, any Person (including any applicable Governmental Authority with jurisdiction over the Vendor), is required to be obtained in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

4.07	Litigation

There is no Claim, action, suit or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before (or to the best knowledge of the Vendor, any investigation by) any Governmental Authority pending, or, to the best of the knowledge of the Vendor, threatened against or affecting the Vendor that may affect or prevent the consummation of the transactions contemplated hereunder.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants as follows to the Vendor and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale by the Vendor of the Corporation Shares:

5.01	Due Incorporation, Existence and Corporate Power

The Purchaser is a corporation validly existing and in good standing under Applicable Laws. The Purchaser has all necessary corporate power and authority to own or lease its properties and assets, to carry on its business as presently being conducted by it and as proposed to be conducted by it upon completion of the Transaction, to enter into this Agreement and to the other agreements to which it is or is to become a party pursuant to the terms hereof, and to perform its obligations hereunder and thereunder. The Purchaser is not a reporting issuer or equivalent under applicable securities legislation and there is not a published market for any securities of the Purchaser. The Purchaser is not insolvent under Applicable Laws and is able to pay its debts as they fall due.

5.02	Qualification

The Purchaser is duly qualified, licensed or registered to carry on its business as now being conducted in all jurisdictions in which the nature of the business conducted by it or the property owned or leased by it makes such qualification, licensing or registration necessary.

5.03	Authorized Capital of the Purchaser

The authorized capital of the Purchaser consists of an unlimited number of common shares and, as at the date hereof, there are 17,251,000 common shares issued and outstanding as fully paid and non-assessable.

5.04	Validity of Agreement

(a)

The execution, delivery and performance by the Purchaser of this Agreement and the execution, delivery and performance by the Purchaser of or under any other agreements or instruments to which it is or is to become a party pursuant to the terms hereof, and the consummation of the transactions contemplated hereunder and thereunder:

(i)	have been duly authorized by all necessary corporate action on the part of the Purchaser; and

(ii)

do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under: (A) any charter, by-law or trust deed instruments of the Purchaser, as applicable, (B) any mortgage, note, indenture contract, instrument, lease, licence or permit to which the Purchaser is a party or under which the Purchaser is bound or to which any property or material assets of the Purchaser is subject, (C) any Applicable Laws, or (D) any judgment, decree or order binding the Purchaser or its property or material assets.

(b)	This Agreement has been, and each additional agreement or instrument required to be delivered pursuant to this Agreement will be at the Closing Time, duly authorized, executed and delivered by the Purchaser and each is or will be at the Closing Time, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance its terms.

5.05	Restrictive Documents

The Purchaser is not subject to, or a party to, any charter, by-law or trust deed restriction, any Applicable Laws, any Claim, any contract or instrument, any Lien or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or compliance by the Purchaser with the terms, conditions and provisions hereof or which would restrict the ability of the Vendor to acquire any of the Consideration Shares.

5.06	Title to Assets

Except for cash, the Purchaser has no material assets or property as at the date of this Agreement.

5.07	Compliance with Laws

The Purchaser is conducting its business in compliance with all Applicable Laws of each jurisdiction in which its business is carried on, except for acts of non-compliance which in the aggregate would not have a Material Adverse Effect on the Purchaser. The Purchaser has not been notified by any Governmental Authority of any investigation with respect to it that is pending or threatened, nor has any Governmental Authority notified the Purchaser of such Governmental Authority’s intention to commence or to conduct any investigation that would be reasonably likely to have a Material Adverse Effect on the Purchaser.

5.08	Authorizations

There are no material Authorizations necessary for the conduct of the Purchaser’s business as at the date of this Agreement.

5.09	Consents, etc.

No Consent, approval, order or Authorization of, or registration or declaration with, any applicable Governmental Authority with jurisdiction over the Purchaser is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, except for those Consents, orders, Authorizations, declarations, registrations or approvals which are contemplated by this Agreement, or those Consents, orders, Authorizations, declarations, registrations or approvals that, if not obtained, would not prevent or materially delay the completion of the Transaction, the Going Public Transaction, or otherwise prevent the Purchaser from performing its obligations under this Agreement and could not reasonably be expected to have a Material Adverse Effect on the Purchaser.

5.10	Taxes

All Taxes due and payable by the Purchaser have been paid except for where the failure to pay such taxes would not constitute a Material Adverse Effect on the Purchaser. All tax returns, declarations, remittances and filings required to be filed by the Purchaser have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading except where the failure to file such documents would not result in a Material Adverse Effect on the Purchaser. To the best of the Purchaser’s knowledge, no examination of any tax return of the Purchaser is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by the Purchaser except where such examinations, issues or disputes would not result in a Material Adverse Effect on the Purchaser.

5.11	No Options Regarding Assets or Properties

No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, option, understanding or commitment for the purchase from the Purchaser of any of its assets or property.

5.12	Real Property

The Purchaser does not own or lease any real property or any interest therein as at the date of this Agreement, nor is it, as at the date of this Agreement, under any agreement or option to own or lease any real property or any interest therein, other than in connection with this Agreement.

5.13	Litigation

There is no action, suit or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before (or to the best knowledge of the Purchaser any investigation by) any Governmental Authority pending, or, to the best of the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its properties, rights or assets. The Purchaser is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

5.14	Books and Records

All Books and Records of the Purchaser have been fully, properly and accurately kept and, where required, completed in accordance with IFRS and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

5.15	Corporate Records

The Corporate Records of the Purchaser are complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all Applicable Laws and with the constating documents of the Purchaser, and without limiting the generality of the foregoing: (a) the minute books contain complete and accurate minutes of all meetings of the directors and shareholders of the Purchaser held since the incorporation thereof, and all such meetings were duly called and held; (b) the minute books contain all written resolutions passed by the directors and shareholders of the Purchaser and all such resolutions were duly passed; and (c) the registers of directors and officers are complete and accurate and all former and present directors and officers of the Purchaser were duly elected or appointed, as the case may be.

ARTICLE 6

COVENANTS OF THE PARTIES

6.01 Restrictive Covenants of the Corporation

The Corporation covenants and agrees that it will not, and it will not permit or cause NME Texas to, and the Vendor covenants and agrees that it will not permit or cause the Corporation to, from the date hereof to and including the Closing Date, except as necessary to complete the Transaction or with the prior written consent of the Purchaser:

(a)	declare, pay or set aside any dividends or provide for any distribution of its properties or assets, (including the Assets), or make any payment by way of return of capital, to its shareholders;

(b)	split, combine or reclassify any outstanding shares;

(c)	enter into any Material Contract without the consent of the Purchaser;

(d)	redeem, purchase or offer to purchase any of its shares or other securities;

(e)	reorganize, amalgamate or merge with any other person in any manner whatsoever;

(f)

acquire or agree to acquire (by merger, amalgamation, acquisition of securities or assets or otherwise) any Person or any assets or properties (including the Assets) other than in the ordinary course of its business;

(g)	incur or commit to incur any indebtedness for borrowed money or issue any debt securities;

(h)	issue or commit to issue any shares, rights, warrants or options to purchase such shares, or any securities convertible into such shares, warrants or options;

(i)	alter or amend in any way its organizational documents as the same exist at the date of this Agreement, other than as necessary to complete the transactions contemplated in this Agreement;

(j)	take any action which would be outside the ordinary course of business or which may result in a Material Adverse Effect in its affairs;

(k)	sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any of the Assets;

(l)	engage in any business enterprise or other activity materially different from that carried on or intended to be carried on as at the date hereof;

(m)	enter into any transaction with or make payments to a party with which it does not deal at arm’s length, other than in the ordinary course of business consistent with past practice;

(n)

grant any director, officer or employee who has a policy-making function any increase in compensation or in severance or termination pay (whether or not such compensation or pay is payable in cash), or enter into or modify any employment or consulting agreement with any such director, officer or employee, or hire or promote any such person; or

(o)

perform any act or enter into any transaction or negotiation which might materially adversely interfere or be materially inconsistent with the consummation of the transactions contemplated under this Agreement.

6.02 Positive Covenants of the Corporation

The Corporation covenants and agrees that it will, and the Vendor covenants and agrees that it will cause the Corporation to:

(a)

use all commercially reasonable efforts to obtain, before the Closing Date, all necessary Consents, Authorizations, exemptions, assignments, waivers, orders or other approvals from domestic or foreign courts, Governmental Authorities, shareholders, and any third parties, and obtain any amendments or terminations to any instrument or agreement, and take such other measures as may be necessary to fulfill its obligations under and to carry out the transactions contemplated by this Agreement;

(b)

provide the Purchaser in a timely manner, on request by the Purchaser, with all relevant information concerning the Corporation, NME Texas, and their business, assets, property and operations (including the Assets), and financial information of the Corporation and NME Texas, and supporting documentation as is necessary for the Purchaser to prepare its financial statements, or otherwise required by any securities regulatory authority or stock exchange or under Applicable Laws in connection with the Going Public Transaction;

(c)

provide the Purchaser and/or Resulting Issuer with reasonable assistance in support of any technical disclosure on the Properties, including technical report(s), that is required by the Exchange or by Applicable Laws to complete the Going Public Transaction;

(d)

co-operate with the Purchaser in connection with the Purchaser’s efforts to complete the Going Public Transaction, including providing all reasonably requested information necessary to meet Applicable Laws and Exchange requirements;

(e)	act in good faith and use commercial reasonable efforts to avoid causing any delays or obstacles to the Going Public Transaction;

(f)	co-operate with each of the other Parties in connection with the performance by the other Parties of their obligations under this Article 6;

(g)

promptly notify the Purchaser if, at any time before the closing of the Going Public Transaction, it becomes aware that a filing or an application described in Subsection 6.02(h) contains any misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to such filing or application; and in any such event, shall cooperate in the preparation of a supplement or amendment to such other document, as required and as the case may be;

(h)

make all necessary registrations, filings, applications and submissions for information under Applicable Laws, or as requested by any Governmental Authority, required on its part in connection with the transactions contemplated herein, and take all reasonable action necessary to be in compliance with such Applicable Laws;

(i)

conduct and operate its business and affairs only in the ordinary course consistent with past practices and use all commercially reasonable efforts to preserve its business organization, goodwill and material business relationships with other Persons;

(j)

use all commercially reasonable efforts to conduct its affairs so that all of the representations and warranties regarding the Vendor and the Corporation contained herein shall be true and correct on and as of the Closing Date as if made on the Closing Date, except to the extent that such representations and warranties require modification to give effect to the transactions contemplated herein;

(k)	use all commercially reasonable efforts to cause each of the conditions precedent set forth in Sections 7.01 and 7.02 to be complied with;

(l)	use all commercially reasonable efforts to negotiate, finalize, and execute the Royalty Agreement as described in Sections 2.02(c) and 2.06 of this Agreement;

(m)

notify the Purchaser immediately: (A) upon becoming aware that any of the representations and warranties regarding the Vendor or the Corporation contained herein are no longer true and correct in any material respect, or (B) of any event or state of facts which occurrence or failure would or would be likely to result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Vendor or the Corporation hereunder prior to the closing of the Going Public Transaction; and

(n)	subject to the terms hereof, deliver or cause to be delivered all closing deliveries required to be delivered by the Vendor and the Corporation pursuant to this Agreement.

6.03 Restrictive Covenants of the Purchaser

The Purchaser covenants and agrees that it will not, from the date hereof to and including the date the Going Public Transaction closes, except as contemplated by this Agreement, in connection with the Going Public Transaction, or with the prior written consent of the Vendor:

(a)

declare, pay or set aside any dividends or provide for any distribution of its properties or assets (including the Properties, Assets, Corporation Shares, and NME Texas Shares following the Closing), or make any payment by way of return of capital, to its shareholders;

(b)	split, combine or reclassify any outstanding shares (including the Corporation Shares and NME Texas Shares following the Closing);

(c)	redeem, purchase or offer to purchase any of its shares or other securities (including the Corporation Shares and NME Texas Shares following the Closing);

(d)	incur or commit to incur any indebtedness for borrowed money or issue any debt securities;

(e)	alter or amend in any way its constating documents as the same exist at the date of this Agreement, other than in connection with the creation of the class of Preferred Shares;

(f)	take any action which would be outside the ordinary course of business or which may result in a Material Adverse Effect in its affairs;

(g)

sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any of its assets (including the Assets, Properties, Corporation Shares, or NME Texas Shares following the Closing);

(h)	engage in any business enterprise or other activity, other than as contemplated herein and as required and under Applicable Laws;

(i)

enter into any transaction or negotiation in respect of a transaction other than a Going Public Transaction that upon consummation thereof would (i) constitute a Change of Control as defined in Schedule “B”, or (ii) otherwise constitute a merger, consolidation or other similar transaction that is not a Change of Control, in either case without the prior written consent of the Vendor, or

(j)

perform any act or enter into any transaction or negotiation which might have a Material Adverse Effect or otherwise be materially inconsistent with the consummation of the transactions contemplated under this Agreement.

6.04 Positive Covenants of the Purchaser

The Purchaser covenants and agrees that it will:

(a)

use all commercially reasonable efforts to obtain, before the closing of the Going Public Transaction, all necessary Consents, Authorizations, exemptions, assignments, waivers, orders or other approvals from domestic or foreign courts, Governmental Authorities, shareholders, and any third parties, and obtain any amendments or terminations to any instrument or agreement, and take such other measures as may be necessary to fulfill its obligations under and to carry out the transactions contemplated by this Agreement, including, but not limited to, obtaining shareholder consent to create the new class of Preferred Shares that include substantially the terms as set out in Schedule “B”;

(b)

use all commercially reasonable efforts to complete the Going Public Transaction and concurrent listing of the Resulting Issuer’s shares on the Exchange and effectiveness of the Distribution Registration Statement;

(c)

include in any agreement to effect a Going Public Transaction (a “Going Public Agreement”) an obligation of the Resulting Issuer to comply with the provisions of this Agreement applicable to the Resulting Issuer, including but not limited to Sections 2.03(b), 2.03(c) and 2.05, and to require that the Resulting Issuer enter into a registration rights agreement with the Vendor on the same terms as the Registration Rights Agreement attached hereto as Schedule “C”. concurrently with the Going Public Agreement.

(d)

provide the Vendor, at the request of the Vendor, no later than 20 days from the Vendor’s request, with all relevant information concerning the Purchaser and its business, property, operations and financial statements that is required by Applicable Laws, the Vendor’s auditors, or otherwise reasonably requested by the Vendor, in connection with preparation of the Vendor’s financial statements or other required public disclosures, which for so long as the Vendor shall be required by Applicable Laws to account for the Purchaser in its financial statements, shall include the following, provided that:

(i)

if the Purchaser has not yet completed a Going Public Transaction, the Purchaser shall provide unaudited financial information, including but not limited to the trial balance, general ledger, and working papers, and supporting documents and information for the foregoing, as soon as practical after each fiscal period end of the Purchaser, and in any event no less than fifteen (15) days prior to the required filing deadline for the Vendor’s financial statements in accordance with Applicable Laws, being currently 40 days from each fiscal quarter ended March 31, June 30, and September 30, and 60 days from each fiscal year ended December 31;

(ii)

following the completion of a Going Public Transaction, the Purchaser shall provide complete and accurate unaudited financial statements, including but not limited to the balance sheet, income statement, cash flow statement, any accompanying notes, and supporting documents and information for the foregoing, as soon as practical after each fiscal period end, and in any event no less than fifteen (15) days prior to the required filing deadline for the Vendor’s financial statements, with such financial statements prepared in accordance with the accounting standards applicable to the Purchaser or the Resulting Issuer, as applicable (which shall be either IFRS or U.S. GAAP), and shall fairly present the financial condition and results of operations of the Purchaser or the Resulting Issuer, as applicable, for the relevant period;

(iii)	the Vendor covenants and agrees to notify the Purchaser of any change to such fiscal period filing deadlines;

(iv)

the Purchaser shall also provide: (A) trial balance or balance sheet, income statement, and cash flow statement for each month; and (B) any additional financial information reasonably requested by the Vendor to assess the financial position of the Purchaser or the Resulting Issuer, as applicable, which shall be provided to the Vendor within 20 days of request;

(v)	the Vendor shall have the right, at its sole expense, to conduct an audit of the financial statements or information provided by the Purchaser or the Resulting Issuer, as applicable, hereunder; and

(vi)

if the Purchaser does not provide the required information by the deadlines set out in this Section 6.04(d), or such information is inaccurate or incomplete in any material respect, the Purchaser covenants to indemnify the Vendor for any additional costs or losses associated with the preparation, review, audit, late filing or re-filing of the

Vendor’s financial statements incurred by the Vendor and directly resulting from the Purchasers’ failure to provide the information as required by this Section 6.04(d).

(e)	co-operate with each of the other Parties in connection with the performance by the other Parties of their obligations under this Article 6;

(f)

promptly notify the Vendor if, at any time before the date the Going Public Transaction closes, it becomes aware that a filing or an application described in Section 6.04(h) contains any misrepresentation or any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to such filing or application;

(g)

subject to the Corporation and the Vendor complying with Section 6.02(b), ensure that the disclosure document filed with the Exchange and the SEC for the Going Public Transaction complies in all material respects with all Applicable Laws and, without limiting the generality of the foregoing, that the disclosure document does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made;

(h)

ensure that the Distribution Registration Statement filed with the SEC complies in all material respects with all Applicable Laws and, without limiting the generality of the foregoing, that the Distribution Registration Statement does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (other than with respect to any Vendor Provided Information);

(i)

make all necessary registrations, filings, applications and submissions for information under Applicable Laws, or as requested by any Governmental Authority, required on its part in connection with the transactions contemplated herein, and take all reasonable action necessary to be in compliance with such Applicable Laws;

(j)	make all necessary Tax or other withholding payments and filings as may be required under Applicable Laws, or as requested by any Governmental Authority;

(k)

use all commercially reasonable efforts to conduct its affairs so that all of its representations and warranties contained herein shall be true and correct on and as of the Closing Date as if made on the Closing Date, except to the extent that such representations and warranties require modification to give effect to the transactions contemplated herein;

(l)	use all commercially reasonable efforts to cause each of the conditions precedent set forth in Sections 7.01 and 7.03 to be complied with;

(m)	use all commercially reasonable efforts to negotiate, finalize, and execute the Royalty Agreement as described in Sections 2.02(c) and 2.06 of this Agreement;

(n)

notify the Corporation and the Vendor immediately: (A) upon becoming aware that any of its representations and warranties contained herein are no longer true and correct in any material respect, or (B) of any event or state of facts which occurrence or failure would or would be likely to result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Purchaser hereunder prior to the closing of the Going Public Transaction; and

(o)	subject to the terms hereof, deliver or cause to be delivered all closing deliveries required to be delivered by the Purchaser pursuant to this Agreement.

ARTICLE 7 -

CONDITIONS OF CLOSING

7.01	Mutual Conditions Precedent

The respective obligations of the Parties to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions any of which may be waived by the mutual consent of the Parties without prejudice to their rights to rely on any other of such conditions:

(a)	the shareholders of the Purchaser shall have approved the creation of the Consideration Shares in accordance with the provisions of the Business Corporations Act (British Columbia);

(b)	there shall not exist any prohibition under Applicable Laws against the consummation of the Transaction;

(c)	there shall not be in force any order or decree restraining or enjoining the consummation of the Transaction;

(d)

all Consents, orders and approvals, including, without limitation, shareholder, stock exchange, and regulatory approvals, required or necessary or desirable for the completion of the Transaction shall have been obtained or received from the persons having jurisdiction in the circumstances, all on terms satisfactory to each of the Parties, acting reasonably;

(e)

since the date hereof to the Closing Date, no Applicable Laws or proposed Applicable Laws, any change in any Applicable Laws, or the interpretation or enforcement of any Applicable Laws shall have been introduced, enacted or announced (including the introduction, enactment or announcement of any Applicable Laws respecting taxes or the Environment or any change therein or in the interpretation or enforcement thereof), the effect of which will be to prevent or materially impair the completion of the transactions contemplated herein; and

(f)	this Agreement shall not have been terminated in accordance with Section 12.01.

7.02	Conditions for the Benefit of the Purchaser

The purchase and sale of the Corporation Shares on the terms and conditions set out in this Agreement is subject to the following conditions to be fulfilled or performed at or prior to the Closing Time, which conditions are for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser in its sole discretion:

(a)

the representations and warranties regarding the Vendor and the Corporation contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date, and the Vendor, the Vendor and the Corporation shall also have executed and delivered a certificate to that effect. The receipt of such evidence and the Closing shall not be a waiver of the representations and warranties of the Vendor or the Corporation which are contained in this Agreement. Upon the delivery of such certificates, the representations and warranties of the Vendor and the Corporation in Articles 3 and 4

shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date;

(b)

the Vendor and the Corporation, as applicable, shall have fulfilled or complied with all covenants herein contained to be performed or caused to be performed by them at or prior to the Closing Time, no Material Adverse Effect shall have occurred in respect of the Corporation, or the Vendor since the date of this Agreement and the Vendor, and the Corporation shall each have delivered a certificate to that effect. The receipt of such certificates at the Closing shall not be a waiver of the covenants of the Vendor and the Corporation which are contained in this Agreement;

(c)

all Consents and Authorizations and all other required consents and authorizations shall have been obtained (and shall be in full force and effect) on terms acceptable to the Purchaser, acting reasonably, in order to permit the Closing of the purchase and sale of the Corporation Shares on the terms and conditions set out in this Agreement without adversely affecting, or resulting in the violation or a breach of or a default under or any termination, cancellation, amendment or acceleration of any obligation under any Authorization, Mining Claim, Lease, or other Contract in connection with the Assets or the Corporation’s business;

(d)

the purchase of the Corporation Shares shall not be prohibited by any Applicable Laws or governmental order or regulation or by any order, decree or judgment of any court of competent jurisdiction, nor shall any Person have initiated any action or proceeding before any court or Governmental Authority seeking damages or other remedies against the Purchaser for having entered into this Agreement and/or seeking to enjoin the Purchaser from consummating the transactions contemplated by this Agreement;

(e)

the Purchaser shall have received from the Vendor all requested financial information of the Corporation as necessary and reasonable to prepare the Corporation Financial Statements in such form as is required in accordance with Applicable Laws or otherwise to complete the Going Public Transaction, up to the Closing Date, provided that the preparation and audit of such Corporation Financial Statements will be at the expense of the Purchaser;

(f)	at the Closing Date, the Vendor shall have delivered or caused to be delivered to the Purchaser the following in form and substance satisfactory to the Purchaser, acting reasonably:

(i)

all Books and Records of the Corporation including (A) the organizational documents of the Corporation; (B) all resolutions of the directors and shareholders of the Corporation, as applicable, approving the entering into of this Agreement and the completion of all transactions contemplated herein; and (C) all other instruments evidencing necessary corporate action of the Corporation with respect to such matters;

(ii)	a certificate of status (or the equivalent) with respect to the Vendor and the Corporation issued by the appropriate Governmental Authority of the jurisdiction of its incorporation;

(iii)	certificates of the Vendor and of the Corporation as contemplated in Section 7.02(a) of this Agreement;

(iv)	certificates of the Vendor and of the Corporation as contemplated in Section 7.02(b) of this Agreement;

(v)

evidence that all necessary steps and proceedings have been taken by the Vendor and the Corporation to the satisfaction of the Purchaser, acting reasonably, to permit all of the Corporation Shares to be fully and validly transferred to the Purchaser;

(vi)

all necessary assurances, transfers, and assignments, including all necessary Consents, and any other instruments necessary or reasonably required to effectively carry out the intent of this Agreement and to transfer the Corporation Shares to the Purchaser, free and clear of all Liens; and

(g)

all proceedings to be taken in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Purchaser and the Purchaser shall have received copies of all such instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

7.03	Conditions for the Benefit of the Vendor

The purchase and sale of the Corporation Shares on the terms and conditions set out in this Agreement is subject to the following conditions to be fulfilled or performed at or prior to the Closing Time, which conditions are for the exclusive benefit of the Vendor and may be waived by the Vendor in its sole discretion:

(a)

the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date, and the Purchaser shall also have executed and delivered a certificate to that effect. The receipt of such evidence and the Closing shall not be a waiver of the representations and warranties of the Purchaser which are contained in this Agreement. Upon the delivery of such certificates, the representations and warranties of the Purchaser in Article 5 shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date;

(b)

the Purchaser shall have fulfilled or complied with all covenants herein contained to be performed or caused to be performed by it at or prior to the Closing Time, no Material Adverse Effect shall have occurred in respect of the Purchaser since the date of this Agreement and the Purchaser shall have delivered a certificate to that effect. The receipt of such certificate at the Closing shall not be a waiver of the covenants of the Purchaser which are contained in this Agreement;

(c)

at the Closing, the Purchaser shall have delivered or caused to be delivered to the Vendor, or as the Vendor may otherwise direct, the following in form and substance satisfactory to the Vendor, acting reasonably:

(i)	a Registration Rights agreement, in substantially the form in Schedule C hereto, executed by the Purchaser.

(ii)	a certificate of status (or the equivalent) with respect to the Purchaser issued by the appropriate Governmental Authority of the jurisdiction of its incorporation;

(iii)	a certificate of the Purchaser as contemplated in Section 7.03(a) of this Agreement;

(iv)	a certificate of the Purchaser as contemplated in Section 7.03(b) of this Agreement; and

(d)

all proceedings to be taken in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Vendor and the Vendor shall have received copies of all such instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE 8 -

CLOSING

8.01	Closing Procedures

Subject to satisfaction or waiver by the relevant Party of the conditions of Closing set forth herein, the parties agree that at the Closing Time, the Parties will deliver to the requisite receiving Party the documents described in Section 7.02(f) or 7.03(c), as applicable.

ARTICLE 9 -

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

9.01	Survival of Representations and Warranties

(a)

The representations and warranties of the Corporation and the Vendor contained in this Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser for a period of twelve (12) months from the Closing Date, and any Claim in respect thereof shall be made in writing within such time period.

(b)

The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation or the Vendor, shall continue in full force and effect for the benefit of the Corporation and the Vendor for a period of twelve (12) months from the Closing Date, and any Claim in respect thereof shall be made in writing within such time period.

ARTICLE 10 -

POST-CLOSING COVENANTS

10.01	Further Assurances

From time to time, subsequent to the Closing Date, each Party shall, at the request of any other Party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required effectively to carry out the intent of this Agreement.

ARTICLE 11 -

ARBITRATION

11.01	Reasonable Efforts to Settle Disputes

In the event of any dispute, Claim, question or difference arising out of or relating to this Agreement or any agreement executed pursuant to this Agreement or any breach hereof, the Parties shall use their reasonable efforts to settle such dispute, Claim, question or difference. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all Parties.

11.02	Arbitration

(a)

The Parties shall attempt to resolve amicably any claims, controversies, failures to agree, disagreements or disputes (each a “Dispute”) between them arising under or related to this Agreement. If the Parties cannot resolve any such Dispute, they shall refer such Dispute to each Parties’ responsible officer, and each Party’s responsible officer shall, within five (5) business days of the Dispute being referred to such responsible officer, contact the other Party’s responsible officer and attempt to resolve such Dispute. If there is no resolution of the Dispute by this means within fifteen (15) business days of the Dispute being referred to the Parties’ responsible officers, then such Dispute shall be submitted to arbitration by written demand of any Party. To demand arbitration, a Party or Parties (the “Claimant”) shall give the other Party or Parties (the “Respondent”) a Notice specifying the issues in dispute, the amount involved and the remedy requested (such Notice, a “Notice of Dispute”). Within twenty (20) business days after receipt of the Notice of Dispute, the Respondent shall answer the Notice of Dispute in writing, specifying the issues the Respondent disputes.

(b)

The arbitration shall be determined by a one (1) arbitrator to be agreed upon by the Claimant and the Respondent within ten (10) business days after the Respondent has responded to the Notice of Dispute. If the Claimant and the Respondent cannot agree on the appointment of an arbitrator, the Claimant and the Respondent shall refer the matter to the British Columbia International Commercial Arbitration Centre (the “BCICAC”) and the BCICAC shall appoint the arbitrator. The arbitrator appointed by the Claimant and the Respondent or by the BCICAC shall be experienced and knowledgeable in respect of the matters in dispute as set out in the Notice of Dispute and any response to the Notice of Dispute. No Person shall be appointed or selected as an arbitrator hereunder unless such Person agrees in writing to serve. The selection of an arbitrator, either by agreement of the Claimant and the Respondent or by the BCICAC shall be final and binding on the Claimant and the Respondent.

(c)

Except as specifically provided in this Section 11.02, arbitration hereunder shall be conducted in the English language in accordance with the current BCICAC commercial arbitration rules (the “Rules”). The seat of arbitration is Vancouver, British Columbia. The arbitrator shall fix a time and place in Vancouver, British Columbia reasonably convenient for the Claimant and the Respondent, after giving the Claimant and the Respondent not less than seven (7) business days’ notice, for the purpose of hearing the evidence and representations of the Claimant and the Respondent and they shall preside over the arbitration and determine all questions of procedure not provided for under the Rules or this Section 11.02(c). After hearing any evidence and representations that the Claimant and the Respondent may submit, the arbitrator shall make a decision and reduce the same to writing and deliver one copy thereof to the Claimant and the Respondent. The arbitrator shall endeavor to make a decision within forty-five (45) days after its appointment, subject to any reasonable delay due to unavoidable circumstances. Any decision by the arbitrator shall follow and apply Applicable Laws pursuant to Section 12.12. The expense of the arbitration, including travel costs, expert witness and legal fees and costs shall be paid as determined in the discretion of the arbitrator, having due regard for the outcome of the arbitration and the relationship of the result to the positions taken by the Claimant and the Respondent. In the absence of fraud or manifest error, the decision of the arbitrator shall be final and binding upon each of the Parties to the Dispute and the Parties expressly exclude any and all rights to appeal, set aside or challenge any award by the arbitrator insofar as such exclusion can be validly made.

(d)

Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets. Except where matters are expressed herein to be subject to arbitration, the provincial or federal courts sitting in British Columbia, Canada shall have exclusive jurisdiction to hear and determine all matters relating to this

Agreement, including enforcement of the obligation to arbitrate. The Parties hereby irrevocably consent, agree and submit to the jurisdiction of the provincial or federal courts sitting in British Columbia, Canada.

(e)

Nothing in this Agreement shall prevent any Party from applying to the provincial or federal courts in British Columbia, Canada for interlocutory, injunctive, provisional, or interim measures, including but not limited to any claim for preliminary injunctive relief.

ARTICLE 12 -

TERMINATION AND MISCELLANEOUS

12.01	Termination

This Agreement may be terminated by written notice given by the terminating Party to the other Parties hereto:

(a)	by mutual written consent of the Vendor and the Purchaser at any time prior to the Closing Date;

(b)	by either the Vendor or the Purchaser if the Closing has not occurred on or before April 15, 2025, provided that the terminating Party has not willfully been the cause of the delay;

(c)

prior to the Closing, by the Vendor if a breach of any representation or warranty or failure to perform any covenant on the part of the Purchaser under this Agreement occurs that would cause any condition in Sections 2.04, 7.01, or 7.03 to not be satisfied, and such breach or failure is incapable of being cured or is not cured, occurred on or before the Closing, provided that the Vendor is not in breach of any of its covenants under this Agreement;

(d)

prior to the Closing, by the Purchaser if a breach of any representation or warranty or failure to perform any covenant on the part of the Vendor or the Corporation under this Agreement occurs that would cause any condition in Sections 7.01 or 7.02 to not be satisfied, and such breach or failure is incapable of being cured or is not cured, occurred on or before the Closing, provided that the Purchaser is not in breach of any of its covenants under this Agreement; or

(e)

prior to the Closing by either the Vendor or the Purchaser if a final and non-appealable order shall have been entered in any action or proceeding before any court, Governmental Authority or administration agency either prevents or makes illegal the consummation of the transactions or, by the Purchaser, if such order materially affects in an adverse way the benefit of the transactions to the Purchaser.

Following termination, other than Section 2.04 and Articles 9, 11, 12 hereof which survive termination, this Agreement shall forthwith have no further force or effect and there shall be no obligation on the part of the Parties hereunder, and no Party shall have any other liability for any breach of this Agreement, except for a breach arising from the fraud or willful misconduct of such Party.

12.02	Notices

Any notice, direction or other instrument required or permitted to be given hereunder shall be in writing and given by delivering or sending it by email or other similar form of communication addressed:

(a)	to the Purchaser at:

Verdera Energy Corp.

313 Albert Avenue

Saskatoon, Saskatchewan S7N 1E9

Attention:	Tim Gabruch, Chief Executive Officer
Email:	tgabruch@verderauranium.com

With a copy to:

Farris LLP

Suite 2500, 700 West Georgia Street

Vancouver, British Columbia, V7Y 1B3

Attention :	Ronald Murray
Email:	rmurray@farris.com

(b)	to the Vendor or the Corporation at:

enCore Energy Corp.

101 N. Shoreline Blvd., Suite 450

Corpus Christi, Texas, 78401

Attention :	Paul Goranson, Chief Executive Officer
Email:	PGoranson@encoreuranium.com

With a copy to:

Morton Law LLP

Suite 1200, 750 West Pender Street

Vancouver, British Columbia, V6C 2T8

Attention:	Edward Mayerhofer
Email:	elm@mortonlaw.ca

Any such notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given, if sent by email or other similar form of telecommunications on the next business day following such transmission or, if delivered, to have been received on the date of such delivery. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the Party at its changed address.

12.03	Confidentiality

All of the information, books, records and data to which a Party and/or its respective representatives are given access pursuant to the terms of this Agreement and the Transaction, and all discussions between the Parties (the “Confidential Information”), will, other than in accordance with the terms of this Agreement, not be disclosed to any Person without the prior written approval of the disclosing Party, subject to required disclosure to regulatory authorities and as otherwise required by Applicable Laws. Each Party shall maintain the confidential nature of the Confidential Information of the other in its possession by taking commercially reasonable steps to protect the information from unauthorized use, access and disclosure, which shall be no less than those efforts made by the receiving Party to protect its own confidential information. The receiving Party may disclose Confidential Information of the other only to its representatives who have a “need-to-know” for the purposes of evaluating and negotiating the Transaction or analyzing the Parties hereto. None of the Parties will publicly disclose or make a public announcement concerning the Transaction or related negotiations without the other Party’s prior written approval, except as may be required by Applicable Laws. Where such a public disclosure or public announcement is required, the Party required to make the announcement will inform the other Parties of the contents of the proposed announcement and will make good faith efforts to obtain the other Parties’ approval for the announcement, which approval may not be unreasonably withheld. The Parties covenant and agree to keep confidential all of the information including the Confidential Information obtained by it except for such information which:

(a)	was already in the possession of the other prior to the date of this Agreement;

(b)	is generally available to the public;

(c)	is required to be disclosed by a Party to any regulatory body having jurisdiction over the Party/Parties hereto;

(d)	is required in the reasonable opinion of a Party or its counsel to be disclosed to its shareholders, creditors or auditors; or

(e)	is made available to the other Party on a non-confidential basis from a source other than Person other than a Party, or their representatives.

Notwithstanding the foregoing provisions, the obligation to maintain the confidentiality of such information will not apply to the extent that disclosure of such information is required in connection with governmental, regulatory or other applicable filings related to the transactions contemplated under this Agreement.

12.04	No Personal Liability

(a)

No director, officer, shareholder employee or agent of the Purchaser shall have any personal liability whatsoever to the Corporation or the Vendor under this Agreement or any other document delivered in connection with the Transaction on behalf of the Corporation or the Vendor, as the case may be.

(b)

No director, officer, shareholder employee or agent of the Corporation or the Vendor shall have any personal liability whatsoever to the Purchaser under this Agreement or any other document delivered in connection with the Transaction on behalf of the Purchaser.

12.05	Entire Agreement

The terms and provisions herein contained and the schedules hereto constitute the entire agreement between the Parties concerning the Transaction and supersede all previous oral or written communications.

12.06	Expenses

The Purchaser, the Corporation and the Vendor shall pay each of their respective costs and expenses, including legal and accounting costs and the costs of all brokers, investment bankers, regulatory submissions, fees and fees of other consultants and agents employed in connection with the transaction contemplated by this Agreement, including the Transaction and the Going Public Transaction.

12.07	Time of the Essence

Time shall be of the essence of this Agreement.

12.08	Third Party Beneficiaries

Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the Parties hereto, and no Person, other than the Parties hereto, shall be entitled to rely on the provisions hereof in any action, suit, proceeding, hearing or other forum.

12.09	Enurement

This Agreement shall enure to the benefit of and be binding upon each of the Parties, their executors, administrators and other legal representatives, heirs, successors and any permitted assigns.

12.10	Waiver

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the Party granting the same.

12.11	Governing Law

This Agreement shall be governed by and construed in accordance with the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein.

12.12	Severability

If any provisions contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this Agreement shall continue in force with respect to the enforceable provisions and all rights and remedies accrued under the enforceable provisions shall survive any such declaration, and any non-enforceable provision shall to the extent permitted by law be replaced by a provision which, being valid, comes closest to the intention underlying the invalid, illegal and unenforceable provision.

12.13	Assignment

None of the rights or obligations hereunder shall be assignable or transferable by any Party without the prior written consent of the other Parties.

12.14	Further Assurances

Each Party shall, from time to time, and at all times hereafter, at the request of the other Parties, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

12.15	Counterparts and Electronic Signatures

This Agreement and any amendment, supplement or restatement of this Agreement may be executed and delivered in one or more counterparts and may be executed and delivered by electronic delivery and each of which when executed and delivered shall be deemed an original and all of which counterparts electronically delivered copy together shall be deemed to constitute one and the same instrument.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the date first above written.

VERDERA ENERGY CORP.

Per:	/s/ “Tim Gabruch”
Authorized Signing Authority

ENCORE ENERGY CORP.

Per:	/s/ “Robert Willette”
Authorized Signing Authority

NM ENERGY HOLDING CANADA CORP.

Per:	/s/ “Robert Willette”
Authorized Signing Authority

SCHEDULE “A”

MINING CLAIMS AND LEASES

[Omitted]

SCHEDULE “B”

PREFERRED SHARE TERMS

[attached]

Class A Preferred Shares

The authorized number of Class A Preferred Shares shall be unlimited. The Company shall have the authority to issue fractional shares of the Class A Preferred Shares. Each Class A Preferred Share shall be identical in all respects to every other Class A Preferred Share.

There are attached to the Class A Preferred Shares as special rights and restrictions, the following:

(a)	Voting Rights.

(1)

The special rights and restrictions of the Class A Preferred Shares may not be amended, modified, altered, replaced or cancelled without the approval of the holders of at least two-thirds of the outstanding Class A Preferred Shares, either by a vote of such shareholders or by written consent in lieu thereof.

(2)

In the case of a Going Public Transaction or a Change of Control, both as defined herein, where a resolution of shareholders of the Company is required to approve such transaction, the holder of the Class A Preferred Shares shall have the same voting rights as the holders of Common Shares and shall be entitled to notice of any shareholders’ meeting in accordance with the Articles of the Company, and, the holders of the Common Shares and the Class A Preferred Shares shall vote together as a single class on all such matters. The holder of Class A Preferred Shares shall be entitled to the number of votes equal to the number of shares of Common Shares into which such Class A Preferred Shares could then be converted. Fractional votes shall not be permitted. Any fractional voting rights resulting from the above formula (after aggregating all shares into which Class A Preferred Shares held by the holder could be converted) shall be rounded down to the nearest whole number.

(3)

The foregoing notwithstanding, unless the directors otherwise determine, the holder of the Class A Preferred Shares will not, except as otherwise specifically provided in the Business Corporations Act or herein, be entitled to receive notice of or vote at any meeting of the shareholders of the Company.

(b)

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holder of Class A Preferred Shares shall be entitled to receive out of the assets and funds of the Company, any distribution of any of the assets or funds of the Company pari passu with the holders of the Common Shares determined based on the number of Common Shares into which such Class A Preferred Shares could be converted assuming the conversion thereof at the Exchange Rate.

(c)	Conversion. Each Class A Preferred Share shall be convertible on the terms and conditions set forth in this Article [♦](c).

(1)

The number of validly issued, fully paid and non-assessable Common Shares issuable upon conversion of each Class A Preferred Share pursuant to Articles [♦](c)(2) shall be set at the rate of one Common Share for each Class A Preferred Share (1:1) subject to adjustment as provided herein (the “Exchange Rate”).

(2)

15,000,000 of the Class A Preferred Shares will automatically convert into Common Shares, at the Exchange Rate, immediately prior to the Company completing a “Going Public Transaction”, as defined in the share purchase agreement entered into between the holder of the Class A Preferred Shares, the Company, and NM Energy Holding Canada Corp. dated March 17, 2025 (the “Share Purchase Agreement”).

(3)

At the option of the holder following completion of the Going Public Transaction, when the holder sets a record date for distribution of shares to the holder’s shareholders in accordance with section 2.05 of the Share Purchase Agreement, the remaining 35,000,000 Class A Preferred Shares will convert:

(i) in the case of a Going Public Transaction described in paragraph (a) of such definition, into Common Shares, at the Exchange Rate; or

(ii) in the case of a Going Public Transaction under any paragraph other than (a) of such definition, into common shares of the successor entity within the meaning of Article [♦](f), as though the Going Public Transaction were a Change of Control.

(4)

Fractional Shares on Adjustment. In the event of an adjustment pursuant to Article [♦](e), then no fractional Common Shares will be issued upon the conversion of a Class A Preferred Share, and in lieu of any fractional shares to which a holder would otherwise be entitled, the number of Common Shares to be issued upon conversion of a Class A Preferred Share will be rounded down to the nearest whole share.

(d)	Redemption. The Class A Preferred Shares do not carry any redemption rights.

(e)

Adjustments. Subdivision or Consolidation. Without limiting any provision of Article [♦](f), if the Company at any time: (i) subdivides (by any share split, share dividends, recapitalization or otherwise) its outstanding Common Shares into a greater number of shares, the Exchange Rate in effect immediately prior to such subdivision will be proportionately increased; or (ii) combines (by combination, reverse share split or otherwise) its outstanding Common Shares into a smaller number of shares, the Exchange Rate in effect immediately prior to such combination will be proportionately decreased. Any adjustment pursuant to this Article [♦](e) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment pursuant to this Article [♦](e) occurs during the period that an Exchange Rate is calculated hereunder, then the calculation of such Exchange Rate shall be adjusted appropriately to reflect such event.

(f)	Rights Upon Fundamental Transactions.

(1)

Change of Control. The Company shall not enter into or be party to a Change of Control unless the successor entity assumes in writing all of the obligations of the Company under these Articles, including agreements to deliver to the holder of Class A Preferred Shares in exchange for such Class A Preferred Shares a security of the successor entity evidenced by a written instrument substantially similar in form and substance to these terms and having similar ranking to the Class A Preferred Shares. Upon the occurrence of any Change of Control, the successor entity shall succeed to, and be substituted for (so that from and after the date of such fundamental transaction, the provisions of these terms and the other transaction documents referring to the “Company” shall refer instead to the successor entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under these terms and the other transaction documents with the same effect as if such successor entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Change of Control, the successor entity shall deliver to the holder confirmation that there shall be issued upon any exchange of the Class A Preferred Shares at any time after the consummation of such Change of Control, in lieu of the Common Shares issuable upon the exchange or conversion of the Class A Preferred Shares prior to or concurrent with such Change of Control, securities of the successor entity (including its parent entity, if applicable) carrying economic entitlements which are substantially similar to the Common Shares, provided, however that such securities may carry restrictions on transfer if required by law. The provisions of this Article [♦](f)(1) shall apply similarly and equally to successive Changes of Control and shall be applied without regard to any limitations herein on the exchange of the Class A Preferred Shares.

(2)	Notice of Change of Control. The Company shall give the holder of the Class A Preferred Shares not less than ten (10) days’ advance notice of the consummation of a Change of Control.

(3)

Definition. “Change of Control”, as used in these Articles, means the first day that any one or more of the following conditions is satisfied, including, but not limited to, the signing of documents by all parties and approval by all regulatory agencies, if required:

(A)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(B)	one of the following is consummated:

(I)	the sale or disposition of all or substantially all of the Company’s assets;

(II)	a Going Public Transaction as described in Article ♦(c)(3)(ii)

(III)

a merger, consolidation or other similar transaction involving the Company, other than (X) a merger, consolidation or other similar transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such other surviving entity) outstanding immediately after such merger, consolidation or other similar transaction, or (Y) a merger, consolidation or other similar transaction that would result in at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such other surviving entity) outstanding immediately after such merger, consolidation or other similar transaction being held by one or more holders of securities that were holders of securities representing at least fifty percent (50%) of the combined voting power of the voting securities of the Company prior to such merger, consolidation or other similar transaction; or

(IV)

the acquisition (other than an acquisition of securities from the Company in a private placement) by any one person, entity or more than one person or entity acting as a group, of ownership of the shares of the Company that, together with the shares of the Company then held by such person or group, constitutes more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities; provided that if any such person or group is considered to own more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities, then the acquisition of additional equity by the same person, entity or group shall not be deemed to cause a Change of Control.

(g)

Dividends. The holder of the then outstanding Class A Preferred Shares shall be entitled to receive, out of any assets of the Company legally available therefore, dividends declared on the Common Shares determined based on the number of Common Shares into which such Class A Preferred Shares could be converted assuming the conversion thereof at the Exchange Rate.

SCHEDULE “C”

RIGHTS REGISTRATION AGREEMENT

[attached]

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 17, 2025, is entered into by and between Verdera Energy Corp., a company existing under the laws of the Province of British Columbia (the “Company”) and enCore Energy Corp. (“enCore”).

WHEREAS, concurrently with the execution of this Agreement, the Company has entered into a Share Purchase Agreement (the “Purchase Agreement”) which, among other things, provides for (i) the creation of a new series of preferred shares of the Company, designated as the Class A Preferred Shares (the “Class A Preferred Shares”), (ii) the issuance and sale of the Class A Preferred Shares to enCore, and (iii) the potential conversion of the Class A Preferred Shares into common shares of the Company (the “Common Shares”);

WHEREAS, pursuant to the Purchase Agreement, the Company is pursuing a Going Public Transaction (as defined in the Purchase Agreement), which will result in the listing of the common shares of the Company on a Canadian stock exchange and the registration of the common shares of the Company under Section 12(b) or Section 12(g) of the Exchange Act (as hereinafter defined); and

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Purchase Agreement, enCore has requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the terms set forth below have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“Class A Preferred Shares” has the meaning set forth in the recitals.

“Commission” means the Securities and Exchange Commission.

“Common Shares” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble and, for purposes of clarity, includes any successor of the Company resulting from the Going Public Transaction and any Resulting Issuer (as defined in the Purchase Agreement) to which this Agreement is transferred or assigned pursuant to the Purchase Agreement.

“Confidential Information” shall have the meaning set forth in Section 2.9 of this Agreement.

“Demand Registration” shall have the meaning set forth in Section 2.1(b) of this Agreement.

“Demand Registration Statement” means a registration statement registering securities pursuant to a Demand Registration.

“Effective Date” means the date of the completion of the Going Public Transaction.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Holder” means any Initial Holder who is the owner of any Registrable Security, any Affiliates of the Initial Holder who are the owners of any Registrable Securities or any permitted assignee or transferee of such Initial Holder or any of its Affiliates provided such assignee or transferee agrees in writing to be bound by all the provisions hereof.

“Indemnified Party” has the meaning set forth in Section 2.6 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 2.6 of this Agreement.

“Initial Holder” means enCore.

“Inspector” has the meaning set forth in Section 2.2(g) of this Agreement.

“Maximum Number of Securities” has the meaning set forth in Section 2.1(d) of this Agreement.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” shall have the meaning set forth in Section 2.1(b) of this Agreement.

“Records” has the meaning set forth in Section 2.2(g) of this Agreement.

“Registrable Securities” means (i) Common Shares at any time beneficially owned by enCore which are issuable or issued upon conversion of the Class A Preferred Shares and any additional Common Shares issued as a dividend, distribution or exchange for, or in respect of such Common Shares and (ii) all Common Shares owned by the Initial Holder and Affiliates of the Initial Holder, until the earlier to occur of:

(i) a registration statement covering such shares has been declared effective by the Commission and such shares have been disposed of pursuant to such effective registration statement;

(ii) such shares have been publicly sold under Rule 144 and the transferee thereof does not receive “restricted securities” as defined in Rule 144;

2

(iii) all such shares held by such Person may be sold in one transaction pursuant to Rule 144;

(iv) such shares have been otherwise transferred in a transaction that constitutes a sale thereof under the Securities Act, the Company has delivered a new certificate or other evidence of ownership for such shares not bearing the Securities Act restricted stock legend and such shares may be resold or otherwise transferred by such transferee without subsequent registration under the Securities Act; or

(v) any shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise);

provided, however, that “Registrable Securities” for purposes of the indemnification obligations contained in Sections 2.4 and 2.5 shall mean all shares that are registered on an applicable registration statement, notwithstanding that such shares may not otherwise be “Registrable Securities” by operation of clause (iii) above.

“Registration Expenses” has the meaning set forth in Section 2.3 of this Agreement.

“Resale Shelf Registration Statement” has the meaning set forth in Section 2.1(a) of this Agreement.

“Requesting Holder” has the meaning set forth in Section 2.1(d)(ii) of this Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar successor rule thereto that may be promulgated by the Commission.

“Rule 415” means Rule 415 promulgated under the Securities Act or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

“Suspension Notice” means any written notice delivered by the Company pursuant to Section 2.9 with respect to the suspension of rights under a registration statement or any prospectus contained therein.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Registration.

(a) Resale Shelf Registration. To the extent no such registration statement has been filed with the Commission prior to the date hereof, the Company shall prepare and file or cause to be prepared and filed with the Commission, as promptly as reasonably practicable following the Effective Date but in any event within 75 days after the Effective Date or such longer period as mutually agreed by the Company and the Initial Holder in writing, a shelf registration statement on Form F-3 registering the offering and sale of the Registrable Securities on a delayed or continuous basis pursuant to Rule 415 (except if the Company is not then eligible to register for resale the Registrable Securities on a shelf registration statement on Form

3

F-3, then such registration shall be on a shelf registration statement on Form F-1 or another appropriate, form providing for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and in no event later than 120 days after the Effective Date, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the termination of this Agreement. In the event that the Company files a Form F-1 (or other long form shelf registration statement) pursuant to this Section 2.1(a), the Company shall use its commercially reasonable efforts to convert the Form F-1 to a Form F-3 as soon as practicable after the Company is eligible to use Form F-3.

(b) Piggyback Registration. If at any time after the expiration of any applicable lock-up period to which a Holder’s shares are subject, if any, the Company proposes to file a registration statement (or a prospectus supplement pursuant to a then-existing shelf registration statement) under the Securities Act with respect to a proposed underwritten equity offering by the Company for its own account or for the account of any of its respective securityholders of any class of security other than a registration statement on Form F-4 or S-8 (or any substitute form that may be adopted by the Commission) filed in connection with an exchange offer, an offering of securities solely to the Company’s existing securityholders or the adoption of a long term incentive plan, then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date of the applicable preliminary prospectus or, if applicable, prospectus supplement; provided that in the case of a “bought deal” or an offering in which there is no (or very limited) marketing, such notice shall be given at least seven days before pricing, and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (a “Piggyback Registration”). The Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company included therein.

(c) Demand Registration.

(i) Request for Registration. Commencing on or after the date that is one year after the Effective Date, and provided there is not an effective Resale Shelf Registration Statement available for the resale of the Registrable Securities pursuant to Section 2.1(a) in the intended method of disposition, Holders of Registrable Securities may make a written request for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”); provided, that the Company shall not be obligated to effect more than one Demand Registration in any twelve month period and not more than four total Demand Registrations, and provided, further, that Holders making such written request shall propose the sale of at least 500,000 shares of Registrable Securities (such number to be adjusted successively in the event the Company effects any share split, share consideration or recapitalization after the date hereof) or such lesser number of Registrable Securities if such lesser number is all of the Registrable Securities owned by the Holders. Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect a Demand Registration within 90 days after the closing of any underwritten offering in which the requesting Holder had the right to include up to 25% or more of the Registrable Securities so requested to be registered. Any such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, the Company will give written notice of such registration request to all other Holders of Registrable Securities and include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 Business Days after the receipt by the applicable Holder of

4

the Company’s notice. Each such request will also specify the number of shares of Registrable Securities to be registered and the intended method of disposition thereof.

(ii) Effective Demand Registration. A registration will not count as a Demand Registration until it has become effective and has remained effective and available for at least 180 days (or such shorter period in which all Registrable Securities included in such registration have been sold).

(iii) Priority on Demand Registrations. If the Holders of a majority of shares of the Registrable Securities to be registered in a Demand Registration so elect by written notice to the Company, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company shall select the book-running managing underwriter in connection with any such Demand Registration; provided that such managing underwriter must be reasonably satisfactory to the Holders of a majority of the shares of the Registrable Securities included in such offering. The Company may select any additional investment banks and managers to be used in connection with the offering; provided that such additional investment bankers and managers must be reasonably satisfactory to the Holders of a majority of the shares of the Registrable Securities included in such offering. To the extent 25% or more of the Registrable Securities so requested to be registered are excluded from the offering in accordance with Section 2.1(d), the Holders of such Registrable Securities shall have the right to one additional Demand Registration under this Section in such twelve-month period with respect to the Registrable Securities.

(d) Reduction of Offering. Notwithstanding anything contained herein, if the managing underwriter or underwriters of an offering described in Section 2.1(b) or (c) deliver a written opinion to the Company and the Holders of the Registrable Securities included in such offering exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration:

(i) PiggyBack Registration. If the registration is undertaken for the Company’s account, the Company shall include in any such registration: (A) first, the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Initial Holder’s Common Shares or other securities, if any, comprised of Registrable Securities, (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other securities that are Registrable Securities held by Holders other than the Initial Holder and (D) finally, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other securities held by shareholders of the Company that have registration rights; or

(ii) Demand Registration. If the registration is a Demand Registration undertaken at the demand of a Holder that is not the Initial Holder or another shareholder of the Company that has registration rights (the “Requesting Holder”), the Company shall include in any such registration: (A) first, the Common Shares or other securities that are Registrable Securities for which the account of the Requesting Holder holds, without exceeding the Maximum Number of Securities, (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Common Shares or other securities that are Registrable Securities that the Initial Holder desires to sell that can be sold without exceeding the Maximum Number of Securities, (C), to the extent that the Maximum Number of Securities has not been

5

reached under the foregoing clauses (A) or (B), the Common Shares or other securities that are Registrable Securities held by the remaining Holders that are not the Requesting Holder or Initial Holder and (D), to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) or (C), the Common Shares or other securities that have registration rights.

(e) Selling Holders Become Party to Agreement. Each Holder acknowledges that by participating in its registration rights pursuant to this Agreement, such Holder will be deemed a party to this Agreement and will be bound by its terms.

Section 2.2 Registration Procedures; Filings; Information.

(a) Subject to Section 2.9 hereof, in connection with any requests that Registrable Securities be registered pursuant to Section 2.1(c) hereof, the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities covered thereby in accordance with the intended method of disposition thereof as promptly as reasonably practicable. In connection with any such request:

(i) The Company will, as expeditiously as reasonably possible, prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof; provided that if the Company shall furnish to the Holders making a request for a Demand Registration pursuant to Section 2.1(c) a certificate signed by its Chairman or Chief Executive Officer stating that in his or her good faith judgment it would be significantly disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as reasonably possible, the Company shall have a period of not more than 180 days within which to file such registration statement measured from the date of receipt of the request.

(ii) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement, prospectus, amendment or supplement as proposed to be filed, and thereafter furnish to such Selling Holder or underwriter, if any, such number of conformed copies of such registration statement, each amendment or supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or underwriter may reasonably request to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

(b) In connection with any Resale Registration Statement or any Demand Registration Statement:

(i) After the filing of a registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(ii) The Company will use its commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or “blue sky” laws of such jurisdictions in the United States (where an exemption does not apply) as any Selling Holder or managing underwriter or underwriters, if any, reasonably (in light of such Selling Holder’s intended plan of distribution)

6

requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(iii) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the Company’s receipt of any notification of the suspension of the qualification of any Registrable Securities covered by a registration statement for sale in any jurisdiction; or (ii) the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to each Selling Holder any such supplement or amendment.

(iv) The Company will enter into customary agreements (including an underwriting agreement, if any, in customary form) and take such other actions as are reasonably required to expedite or facilitate the disposition of such Registrable Securities pursuant to the registration statement.

(v) The Company will make available for inspection by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and documents relating to the investments of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s directors and/or officers to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give written notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(vi) The Company will furnish to each Selling Holder and to each underwriter, if any, a signed counterpart, addressed to such Selling Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) if eligible under applicable auditing standards, a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the

7

case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing underwriter or underwriters therefor reasonably requests.

(vii) The Company will otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).

(viii) The Company will use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(ix) The Company may require each Selling Holder of Registrable Securities pursuant to a Demand Registration Statement to promptly furnish in writing to the Company such information regarding such Selling Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration. No Holder may include Registrable Securities in any Demand Registration Statement pursuant to this Agreement unless and until such Holder has furnished to the Company such information. Each holder further agrees to furnish as soon as reasonably practicable to the Company all information required to be disclosed to make information previously furnished to the Company by such Holder not materially misleading.

(x) Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(b)(i) or 2.2(b)(iii) or upon receipt of a Suspension Notice, such Selling Holder will discontinue disposition of Registrable Securities pursuant to a registration statement covering such Registrable Securities until such Selling Holder’s receipt of written notice from the Company that such disposition may be made and, in the case of clause (ii) of Section 2.2(b)(iii) or, if applicable, Section 2.9, copies of any supplemented or amended prospectus contemplated by clause (ii) of Section 2.2(b)(iii) or, if applicable, prepared under Section 2.9, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Each Selling Holder of Registrable Securities agrees that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event as a result of which information previously furnished by such Selling Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

Section 2.3 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the “Registration Expenses”): (i) all fees and expenses of compliance with securities or “blue sky” laws (including registration and filing fees and reasonable fees and disbursements of counsel to the Company in connection with blue sky qualifications of the Registrable Securities), (ii) printing expenses, (iii) the fees and expenses incurred in connection with the listing of the Registrable Securities, (iv) reasonable fees and disbursements of counsel for the Company and customary fees and

8

expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 2.2(b)(vi) hereof), and (v) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any fees, discounts or commissions attributable to the sale of Registrable Securities, any out-of-pocket expenses of the Holders (or the agents who manage their accounts), or any transfer taxes relating to the registration or sale of the Registrable Securities.

Section 2.4 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission included in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for inclusion therein. The indemnity provided for in this Section 2.4 shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder.

Section 2.5 Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information relating to such Selling Holder included in reliance upon and in conformity with information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by Section 2.4.

The obligations of any Selling Holder pursuant to this Section 2.5 will be limited to an amount equal to the net proceeds to such Selling Holder (after deducting any discounts and commissions) from the disposition pursuant to such registration.

Section 2.6 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.4 or 2.5, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided, however, that the failure of any Indemnified Party to give such notice will not relieve such Indemnifying Party of any obligations under this Article II, except to the extent such Indemnifying Party is

9

materially prejudiced by such failure. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.4 hereof, the Selling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.5, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.7 Contribution. If the indemnification provided for in Section 2.4 or 2.5 hereof is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and each Selling Holder in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.7, no Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the securities of such Selling Holder to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder’s obligations to contribute pursuant to this Section 2.7 are several in proportion to the net proceeds of the offering received by such Selling Holder bears to the total net proceeds of the offering received by all the Selling Holders and not joint.

10

Section 2.8 Rule 144. The Company covenants that it will (a) make and keep public information regarding the Company available as those terms are defined in Rule 144, (b) file in a timely manner any reports and documents required to be filed by it under the Securities Act and the Exchange Act, (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time more than 90 days after the Effective Date), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (d) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 2.9 Suspension of Use of Registration Statement.

(a) If the Board of Directors of the Company determines in its good faith judgment that the filing of a registration statement under Section 2.1 or the use of any related prospectus would be materially detrimental to the Company because such action would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction (“Confidential Information”), and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a registration statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a registration statement shall be suspended until the earlier of (i) the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.9(a) is no longer necessary and (ii) 180 days; provided, however, no such 180-day period shall be successive with respect to the same Confidential Information. The Company agrees to give the notice under (i) above as promptly as reasonably practicable following the date that such suspension of rights is no longer necessary.

(b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination or acquisition of real property by the Company has occurred or is probable for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X promulgated under the Securities Act or any successor rule, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a registration statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a registration statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in a registration statement, and the Company shall notify the Holders as promptly as reasonably practicable when such suspension is no longer required.

Section 2.10 Additional Shares. The Company, at its option, may register under a registration statement and include in any filings with any state securities commissions filed pursuant to this Agreement any number of unissued shares of Common Shares or any shares of Common Shares owned by any other shareholder or shareholders of the Company.

Section 2.11 Holdback Agreements; Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable law, each Holder whose securities are included in a registration statement agrees not to effect any sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and during the 90-day period

11

beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested in writing by the Company in the case of a non-underwritten public offering or if and to the extent requested in writing by the managing underwriter or underwriters in the case of an underwritten public offering.

ARTICLE III

MISCELLANEOUS

Section 3.1 Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 3.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in each case without the written consent of the Company and the Holders of a majority of the Registrable Securities; provided, however, that the effect of any such amendment will be that the consenting Holders will not be treated more favorably than all other Holders (without regard to any differences in effect that such amendment or waiver may have on the Holders due to the differing amounts of Registrable Securities held by such Holders). No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 3.3 Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery, registered first-class mail or air courier guaranteeing overnight delivery:

(i)	if to the Company:

Verdera Energy Corp.

313 Albert Avenue

Saskatoon, Saskatchewan S7N 1E9

Attention: Tim Gabruch, tgabruch@verderauranium.com

with a copy to:

Farris LLP

Suite 2500, 700 West Georgia Street

Vancouver, British Columbia, V7Y 1B3

Attention: Ronald Murray, rmurray@farris.com

(ii)	if to the Initial Holder:

enCore Energy Corp.

101 N. Shoreline Blvd. Suite 450

Corpus Christi, TX 78401

Attention: Robert Willette, rwillette@encoreuranium.com

12

With a copy to:

Winston & Strawn LLP

2121 N Pearl St, Ste 900

Dallas, TX 75201

Attention: Charlie Haag, chaag@winston.com

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Section 3.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and transferees of each of the parties. Except as provided in this Section 3.4, this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of each of the parties. Notwithstanding anything in the foregoing to the contrary, any Holder may assign its rights under this Agreement to any Affiliate or any successor or acquirer of all or substantially all of the business or assets of the Initial Holder (by operation of law or otherwise) without the consent of the Company in connection with a transfer of such Holder’s Registrable Securities; provided, that the Holder satisfies all applicable transfer provisions for the Registrable Securities, and notifies the Company of such proposed transfer and assignment and the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

Section 3.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.6 Governing Law . This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the choice of law provisions thereof.

Section 3.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 3.8 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.10 No Third Party Beneficiaries. Nothing express or implied herein is intended or shall be construed to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies or other benefits under or by reason of this Agreement.

13

Section 3.11 Termination. The obligations of the parties hereunder shall terminate (i) with respect to a Holder when it no longer holds Registrable Securities, and (ii) with respect to the Company when there are no longer any Registrable Securities; except, in each case, for any obligations under Sections 2.3, 2.4, 2.5, 2.6 and 2.7 and Article III that, by their terms, are intended to survive for a specific period of time.

[Signature Page Follows]

14

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VERDERA ENERGY CORP.

By:
Name:
Title:

ENCORE ENERGY CORP.

By:
Name:
Title: